                          SENIOR SECURED CREDIT AGREEMENT

                                       among
                             INFORMIX SOFTWARE , INC.,
                              THE BANKS LISTED HEREIN
                                  BANKBOSTON, N.A.
                              as Administrative Agent
                                        and
                         CANADIAN IMPERIAL BANK OF COMMERCE
                                as Syndication Agent

                                 December 31, 1997

                           $75,000,000 Revolving Facility

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE 1.  DEFINITIONS AND RELATED MATTERS. . . . . . . . . . . . . . . . . 1
     Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.  Related Matters . . . . . . . . . . . . . . . . . . . . .18
ARTICLE 2.  AMOUNTS AND TERMS OF THE CREDIT FACILITY . . . . . . . . . . . .19
     Section 2.1.  Revolving Loans.. . . . . . . . . . . . . . . . . . . . .19
     Section 2.2.  Letters of Credit.. . . . . . . . . . . . . . . . . . . .21
     Section 2.3.  Use of Proceeds.. . . . . . . . . . . . . . . . . . . . .24
     Section 2.4.  Interest; Interest Periods; Conversion/Continuation.. . .25
     Section 2.5.  Notes, Etc. . . . . . . . . . . . . . . . . . . . . . . .27
     Section 2.6.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     Section 2.7.  Termination and Reduction of Revolving Commitments. . . .29
     Section 2.8.  Repayments and Prepayments. . . . . . . . . . . . . . . .29
     Section 2.9.  Manner of Payment.. . . . . . . . . . . . . . . . . . . .31
     Section 2.10.  Pro Rata Treatment.. . . . . . . . . . . . . . . . . . .32
     Section 2.11.  Mandatory Suspension and Conversion of LIBOR Rate
                Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 2.12.  Regulatory Changes.. . . . . . . . . . . . . . . . . . .33
     Section 2.13.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .34
     Section 2.14.  Compensation for Funding Losses. . . . . . . . . . . . .35
     Section 2.15.  Certificates Regarding Yield Protection, Etc.. . . . . .36
     Section 2.16.  Applicable Lending Office; Discretion of Lenders as to
                Manner of Funding. . . . . . . . . . . . . . . . . . . . . .36
ARTICLE 3.  CONDITIONS TO LOANS. . . . . . . . . . . . . . . . . . . . . . .37
     Section 3.1.  Closing Conditions. . . . . . . . . . . . . . . . . . . .37
     Section 3.2.  Conditions Precedent to Revolving Loans and Letters of
               Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .41
     Section 4.1.  Organization, Powers and Good Standing. . . . . . . . . .41
     Section 4.2.  Authorization, Binding Effect, No Conflict, Etc.. . . . .41
     Section 4.3.  Subsidiaries; Investments . . . . . . . . . . . . . . . .42
     Section 4.4.  Financial Information.. . . . . . . . . . . . . . . . . .43
     Section 4.5.  No Material Adverse Changes; Solvency.. . . . . . . . . .44
     Section 4.6.  Litigation. . . . . . . . . . . . . . . . . . . . . . . .44
     Section 4.7.  Agreements; Applicable Law. . . . . . . . . . . . . . . .44
     Section 4.8.  Governmental Regulation.. . . . . . . . . . . . . . . . .44
     Section 4.9.  Margin Regulations. . . . . . . . . . . . . . . . . . . .44
     Section 4.10.  Employee Benefit Plans.. . . . . . . . . . . . . . . . .45
     Section 4.11.  Title to Property. . . . . . . . . . . . . . . . . . . .45

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     Section 4.12.  Intellectual Property, Etc.. . . . . . . . . . . . . . .45
     Section 4.13.  Environmental Condition. . . . . . . . . . . . . . . . .46
     Section 4.14.  Absence of Certain Restrictions. . . . . . . . . . . . .46
     Section 4.15.  Labor Matters. . . . . . . . . . . . . . . . . . . . . .46
     Section 4.16.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . .47
     Section 4.17.  Disclosure.. . . . . . . . . . . . . . . . . . . . . . .47
ARTICLE 5.  AFFIRMATIVE COVENANTS OF THE BORROWER. . . . . . . . . . . . . .47
     Section 5.1.  Financial Statements and Other Reports. . . . . . . . . .47
     Section 5.2.  Records and Inspection. . . . . . . . . . . . . . . . . .50
     Section 0.1.  Audits of the Collateral. . . . . . . . . . . . . . . . .51
     Section 5.4.  Corporate Existence, Etc. . . . . . . . . . . . . . . . .51
     Section 5.5.  Payment of Taxes. . . . . . . . . . . . . . . . . . . . .51
     Section 5.6.  Maintenance of Properties.. . . . . . . . . . . . . . . .51
     Section 5.7.  Maintenance of Insurance. . . . . . . . . . . . . . . . .51
     Section 5.8.  Conduct of Business.. . . . . . . . . . . . . . . . . . .53
     Section 5.9.  Future Information. . . . . . . . . . . . . . . . . . . .53
     Section 5.10.  Additional Collateral. . . . . . . . . . . . . . . . . .53
     Section 5.11.  Subordination of Intercompany Debt.. . . . . . . . . . .53
     Section 0.2.  Environmental Compliance. . . . . . . . . . . . . . . . .54
ARTICLE 6.  NEGATIVE COVENANTS OF THE BORROWER . . . . . . . . . . . . . . .54
     Section 6.1.  Liens.. . . . . . . . . . . . . . . . . . . . . . . . . .54
     Section 6.2.  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . .55
     Section 6.3.  Restricted Affiliate Payments; Restricted Payments. . . .56
     Section 6.4.  Investments.. . . . . . . . . . . . . . . . . . . . . . .57
     Section 6.5.  Financial Covenants.. . . . . . . . . . . . . . . . . . .58
     Section 6.6.  Restriction on Fundamental Changes. . . . . . . . . . . .58
     Section 6.7.  Asset Dispositions; Sales of Receivables. . . . . . . . .59
     Section 6.8.  Transactions with Affiliates. . . . . . . . . . . . . . .59
     Section 6.9.  Prepayment of Debt. . . . . . . . . . . . . . . . . . . .60
     Section 6.10.  Employee Benefit Plans.. . . . . . . . . . . . . . . . .60
     Section 6.11.  Amendments of Charter Documents. . . . . . . . . . . . .61
     Section 6.12.  Restrictive Agreements.. . . . . . . . . . . . . . . . .61
     Section 0.4.  Negative Pledges, Etc.. . . . . . . . . . . . . . . . . .61
     Section 0.5.  Sale/Lease Backs. . . . . . . . . . . . . . . . . . . . .61
     Section 0.6.  Acquisitions. . . . . . . . . . . . . . . . . . . . . . .62
ARTICLE 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .62
     Section 7.1.  Events of Default.. . . . . . . . . . . . . . . . . . . .62
     Section 7.2.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . .64
ARTICLE 8.  THE AGENT AND THE LENDERS. . . . . . . . . . . . . . . . . . . .65

     Section 8.1.  Authorization and Action. . . . . . . . . . . . . . . . .65
     Section 8.2.  Exculpation; Reliance; Etc. . . . . . . . . . . . . . . .66
     Section 8.3.  Agent and Affiliates. . . . . . . . . . . . . . . . . . .67
     Section 8.4.  Lender Credit Decision. . . . . . . . . . . . . . . . . .67
     Section 8.5.  Indemnification.. . . . . . . . . . . . . . . . . . . . .68
     Section 8.6.  Successor Agent.. . . . . . . . . . . . . . . . . . . . .68
     Section 8.7.  Excess Payments.. . . . . . . . . . . . . . . . . . . . .69
     Section 8.8.  Lender Parties. . . . . . . . . . . . . . . . . . . . . .69
     Section 8.9.  Collateral and Guaranty Matters.. . . . . . . . . . . . .69
     Section 8.10.  Payments; Availability of Funds; Certain Notices.. . . .70
     Section 8.11.  Obligations of Lender Parties Several; Enforcement by
                the Agent. . . . . . . . . . . . . . . . . . . . . . . . . .71
ARTICLE 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .72
     Section 9.1.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . .72
     Section 9.2.  Indemnity.. . . . . . . . . . . . . . . . . . . . . . . .72
     Section 9.3.  Waivers; Amendments in Writing. . . . . . . . . . . . . .74
     Section 9.4.  Cumulative Remedies; Failure or Delay.. . . . . . . . . .75
     Section 9.5.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . .75
     Section 9.6.  Successors and Assigns. . . . . . . . . . . . . . . . . .75
     Section 9.7.  Confidentiality.. . . . . . . . . . . . . . . . . . . . .77
     Section 9.8.  Governing Law.. . . . . . . . . . . . . . . . . . . . . .78
     Section 9.9.  Service of Process and Choice of Forum. . . . . . . . . .78
     Section 9.10.  Set Off. . . . . . . . . . . . . . . . . . . . . . . . .78
     Section 9.11.  Changes in Accounting Principles.. . . . . . . . . . . .79
     Section 9.12.  Headings.. . . . . . . . . . . . . . . . . . . . . . . .79
     Section 9.13.  Severability.. . . . . . . . . . . . . . . . . . . . . .79
     Section 9.14.  Survival of Agreements, Representations and Warranties. 79
     Section 9.15.  Execution in Counterparts. . . . . . . . . . . . . . . .79
     Section 9.16.  Complete Agreement.. . . . . . . . . . . . . . . . . . .79
     Section 9.17.  Limitation of Liability. . . . . . . . . . . . . . . . .80
     Section 9.18.  WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . .80



EXHIBITS

Exhibit A-1              Form of Revolving Loan Note
Exhibit B-1              Form of Guaranty
Exhibit C-1              Form of Pledge and Security Agreement
Exhibit C-2              Form of Pledge Agreement
Exhibit E-1              Form of Notice of Borrowing
Exhibit E-3              Form of Notice of Conversion/Continuation
Exhibit E-7              Form of Notice of Responsible Officers
Exhibit F-1              Form of Secretary's Certificate
Exhibit F-3              Form of Officers' Closing Certificate

Exhibit F-5              Form of Borrowing Base Certificate
Exhibit F-6              Form of Compliance Certificate
Exhibit G-1              Form of Borrower's Counsel Opinion
Exhibit H                Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1A            Revolving Commitments
Schedule 1.1B            Lender Information
Schedule 1.1C            Existing Debt
Schedule 1.1D            Existing Liens
Schedule 1.1E            Applicable Margin
Schedule 3.1.2.          Closing Documents
Schedule 4.1.            Organization of Borrower and Subsidiaries
Schedule 4.3.            Subsidiaries and Other Investments
Schedule 4.6.            Material Litigation
Schedule 4.13.           Environmental Condition
Schedule 4.14.           Certain Restrictions
Schedule 4.15.           Labor Matters
Schedule 2.11.           Existing Contractual Obligations
Schedule 2.11.           Borrower Information

                           SENIOR SECURED CREDIT AGREEMENT

     SENIOR SECURED CREDIT AGREEMENT, dated as of December 31, 1997 (as amended from time to time, the "AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "BORROWER"), and the banks and other financial institutions that either now or in the future are parties hereto as lenders (collectively the "LENDERS" and each individually a "LENDER"), BankBoston, N.A. in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER"), Canadian Imperial Bank of Commerce, as syndication agent (in such capacity, the "Syndication Agent"), and BankBoston N.A., as administrative agent and representative for the Lenders (in such capacity BankBoston N.A. or any successor in such capacity is referred to herein as the "AGENT"). The Lenders, the L/C Issuer, the Syndication Agent and the Agent are collectively referred to herein as the "LENDER PARTIES" and each individually as a "LENDER PARTY".

                                      ARTICLE 1.

                           DEFINITIONS AND RELATED MATTERS

     SECTION 1.1. DEFINITIONS. The following terms with initial capital letters have the following meanings:

     "ACCOUNTS RECEIVABLE" means, as of any measurement date, all "accounts," as such term is defined in Section 9106 of the UCC, then owned by the Borrower or any of its Subsidiaries, including, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned by or belonging or owing to the Borrower or any of its Subsidiaries (including, without limitation, under any trade name, style or division thereof) arising out of goods sold, software and other intellectual property licensed, or services rendered by the Borrower or any of its Subsidiaries, whether billed or unbilled, and all monies due or to become due to the Borrower or any of its Subsidiaries under all purchase orders and contracts for the sale of goods, software or other intellectual property licensing, or the performance of services by the Borrower or any of its Subsidiaries (whether or not yet earned by performance on the part of the Borrower or any of its Subsidiaries or in connection with any other transaction).

     "ACQUISITION" shall mean any transaction or series of transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interest, membership or equity of any Person, or otherwise causing any Person to become a Subsidiary, (c) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors or similar governing body of such Person, or (d) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or Subsidiary is the surviving entity.


                                          1.

     "ADJUSTED LIBOR RATE" means, with respect to any day during any Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to (i) the applicable London Interbank Offered Rate for such Interest Period, DIVIDED BY (ii) 1.00 MINUS the LIBOR Reserve Requirement for such day (expressed as a decimal).

     "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "CONTROL" means the possession, directly or indirectly, of the power, whether or not exercised, (i) to vote ten percent (10%) or more of the securities having voting power for the election of directors (or Persons performing similar functions) of such Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLED" and "COMMON CONTROL" have correlative meanings. Unless otherwise indicated, "AFFILIATE" refers to an Affiliate of the Borrower. Notwithstanding the foregoing, in no event shall any Lender Party or any Affiliate of any Lender Party be deemed to be an Affiliate of the Borrower.

     "AGENT" is defined in the Preamble and, where the context so requires, includes BankBoston, N.A. in its individual capacity.

     "AGENT'S ACCOUNT" means the account of the Agent identified as such on
Schedule 1.1.B, or such other account as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

     "AGENT'S OFFICE" means the office of the Agent identified as such on
Schedule 1.1.B, or such other office as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

     "AGREEMENT" is defined in the Preamble and includes all Schedules and Exhibits.

     "APPLICABLE BASE RATE MARGIN" is defined on Schedule 1.1.E.

     "APPLICABLE LAW" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of any payment with respect to LIBOR Rate Loans, the Lender's LIBOR Lending Office, and (ii) in the case of any payment with respect to Base Rate Loans or any other payment under the Loan Documents, the Lender's Domestic Lending Office.

     "APPLICABLE LIBOR MARGIN" is defined on Schedule 1.1.E.

     "ARRANGERS" means BancBoston Securities Inc. and Canadian Imperial Bank of Commerce.


                                          2.

     "ASSET DISPOSITION" means any sale or other disposition of any assets with an aggregate value in excess of $1,000,000 by the Borrower or any Subsidiary (including sales of any receivables but excluding sales of inventory and dispositions of obsolete or worn-out equipment in the ordinary course of business).

     "ASSIGNMENT" and "ASSIGNMENT AND ACCEPTANCE" are defined in Section 9.6.2.

     "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time.

     "BASE RATE" means the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office as its "Base Rate," and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     "BASE RATE LOAN" means a Loan, or portion thereof, that bears interest by reference to the Base Rate.

     "BORROWER" means Informix Software, Inc., a Delaware corporation, and any successor thereof.

     "BORROWER ACCOUNT" means the account of the Borrower identified as such on
Schedule 9.5., or such other account as the Borrower may hereafter designate by notice to the Agent.

     "BORROWING" means a contemporaneous borrowing of Loans of the same Type or the issuance of a Letter of Credit, as applicable.

     "BORROWING BASE" means, at any time, an amount equal to the sum of (a) eighty percent (80%) times the aggregate amount of Eligible Domestic Receivables and (b) fifty percent (50%) times the aggregate amount of Eligible Foreign Receivables.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts or San Francisco, California are authorized or obligated to close.

     "CAPITAL EXPENDITURES" means, for any period, the expenditures (whether paid in cash or committed to be made in such period and including payments made with respect to Capitalized Leases during such period) of the Borrower during such period with respect to property, plant and equipment and improvements thereto (other than repairs) that are required to be capitalized on the consolidated balance sheet of Informix and its consolidated Subsidiaries.

     "CAPITAL STOCK" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.


                                          3.

     "CAPITALIZED LEASES" means all leases of the Borrower of real, personal or mixed property that are required to be capitalized on the consolidated balance sheet of Informix and its Subsidiaries. The amount of any Capitalized Lease shall be the capitalized amount thereof.

     "CASH" means cash and cash equivalents.

     "CASH COLLATERAL COVER" is defined in Section 7.2.3.

     "CAPITALIZED SOFTWARE COSTS" means, for any period, the expenditures for software (whether paid in cash or committed to be made in such period) of the Borrower and the Subsidiaries thereof during such period with respect to computer software that are required in accordance with GAAP to be capitalized on the consolidated balance sheet of Informix.

     "CARRY FORWARD AMOUNT" means, the unused portion of Permitted Capital Expenditures for the immediately preceding Fiscal Year, PROVIDED that in no event shall the Carry Forward Amount exceed $5,000,000.

     "CHANGE OF CONTROL" means the acquisition, directly or indirectly, by any person (as defined in Section 13(d)(3) of the Exchange Act), of 50% or more of the total voting power in the aggregate of all classes of common stock or other equity securities of the Borrower, then outstanding or the power, directly or indirectly, to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract, or otherwise.

     "CLOSING DATE" means the later of the date of this Agreement or such date on which all conditions set forth in Section 3.1. have been satisfied or waived.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means the collateral under the Collateral Documents, however defined.

     "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, financing statements and all other documents executed or delivered from time to time in connection therewith or otherwise to secure the Borrower's obligations under the Loan Documents, in each case as amended from time to time.

     "COMPLIANCE CERTIFICATE" is defined in Section 5.1.3.

     "CONTINGENT OBLIGATION" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person,


                                          4.

(iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof, or (iv) with respect to "off balance sheet" or "synthetic" leases (i.e. leases where for tax purposes the lessee is treated as the owner of the leased property but for GAAP purposes the lease is treated as an operating lease and the lessor is treated as the owner of the leased property). The amount of any Contingent Obligation under clause (i) or (ii) shall be the lesser of (a) the amount of the Debt or obligation guarantied or otherwise supported thereby, and (b) the maximum amount guarantied or supported by the Contingent Obligation.

     "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

     "DEBT" means, with respect to any Person, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Capitalized Leases; (v) all obligations of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) all Contingent Obligations; and (viii) all obligations under facilities for the discount or sale of receivables.

     "DEFAULT" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

     "DEFINED BENEFIT PLAN" means any plan subject to Title IV of ERISA that is not a Multiemployer Plan.

     "DOLLARS" AND "$" means lawful money of the United States of America.

     "DOMESTIC LENDING OFFICE" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its Domestic Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its Domestic Lending Office for one or more Types of Loans by notice to the Borrower and the Agent.

     "EARLY TERMINATION FEE" is defined in Section 2.6.3.

     "ELIGIBLE DOMESTIC RECEIVABLES" means at any time, the aggregate of the Borrower's and its Subsidiaries' Accounts Receivable due from account debtors whose principal place of business is in the United States of America, excluding, however, (a) all Accounts Receivable in respect of which full payment has not been received within sixty (60) days of the due date; (b) all Accounts Receivable against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts Receivable, but only to the extent there exists a colorable claim for such in the reasonable determination of Required Lenders and then only to the extent of such defense, offset, counterclaim or other right; (c) all Accounts Receivable as to which the


                                          5.

account debtor or other person obligated to make payment thereon is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Agent and Agent has so notified Borrower; (d) all Accounts Receivable in which Borrower or an affiliate of Borrower is the account debtor; (e) in the event thirty percent (30%) or more of the Accounts Receivable of any account debtor shall be deemed ineligible under clause (a) above, all accounts of such account debtor; and (f) any Account Receivable not previously included as an Eligible Domestic Receivable which Agent in its reasonable discretion shall deem not to qualify as an Eligible Domestic Receivable and for which Agent has provided an explanation, in reasonable detail, for such failure to qualify. For purposes of calculating the Borrowing Base, otherwise Eligible Foreign Receivables that are backed by a letter of credit issued or confirmed by a financial institution or a branch or agency of such a financial institution that is rated "A" or higher by Standard & Poor's Rating Group or such analogous rating by Moody's Investors Service, Inc. or has been approved in writing by the Required Lenders shall be deemed to be Eligible Domestic Receivables.

     "ELIGIBLE FOREIGN RECEIVABLES" means at any time, the aggregate of the Borrower's and its Subsidiaries' Accounts Receivable due from account debtors whose principal place of business is located in the Hong Kong special political district of the People's Republic of China or any of the following countries:
Argentina, Brazil, Canada, France, Germany, Italy, Mexico, Singapore, or the United Kingdom, PROVIDED that none of the Lenders is prohibited from doing business in any such country, excluding, however (a) all Accounts Receivable in respect of which full payment has not been received within sixty (60) days of the due date; (b) all Accounts Receivable against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts Receivable, but only to the extent there exists a colorable claim in the reasonable determination of Required Lenders and then only to the extent of such defense, offset, counterclaim or other right; (c) all Accounts Receivable as to which the account debtor or other person obligated to make payment thereon is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Agent and Agent has so notified Borrower; (d) all Accounts Receivable in which Borrower or an affiliate of Borrower is the account debtor; (e) in the event thirty percent (30%) or more of the Accounts Receivable of any account debtor shall be deemed ineligible under clause (a) above, all accounts of such account debtor; and (f) any Account Receivable not previously included as an Eligible Foreign Receivable which Agent in its reasonable discretion shall deem not to qualify as an Eligible Foreign Receivable and for which Agent has provided an explanation, in reasonable detail, for such failure to qualify.

     "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath any Real Property or migrating or threatening to migrate to or from any Real Property, or arising in any manner whatsoever out of any violation of Environmental Requirements.


                                          6.

     "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for Environmental Damages.

     "ENVIRONMENTAL REQUIREMENTS" means all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any Person (including for this purpose any trade or business) that is or was a member of the controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code) of which the Borrower or any Subsidiary is or was a member at any time within the last six years.

     "EVENT OF DEFAULT" is defined in Section 7.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXCLUDED TAXES" is defined in Section 2.13.1.

     "EXISTING DEBT" means the Debt described on Schedule 1.1.C.

     "EXISTING LIENS" means the Liens described on Schedule 1.1.D.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day), by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by the Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     "FEE LETTER" means that certain letter dated November 15, 1997 among the Borrower, the Syndication Agent, the Arrangers and the Agent.

     "FEES" means, collectively, the fees described or referenced in Section
2.6.

     "FISCAL YEAR" means the fiscal year of Informix, which shall be the 12-month period ending on December 31 in each year or such other period as Informix may designate and the


                                          7.

Agent may approve in writing. "FISCAL QUARTER" or "FISCAL QUARTER" means any quarter of a Fiscal Year. "FISCAL MONTH" or "FISCAL MONTH" means any month of a Fiscal Year.

     "FUNDING DATE" means any date on which a Loan is (or is requested to be) made or a Letter of Credit is (or is requested to be) issued.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

     "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

     "GUARANTEES" means a guaranty of the Borrower's Obligations hereunder issued by the Guarantor, in form and substance satisfactory to the Agent.

     "GUARANTOR" means Informix.

     "HAZARDOUS MATERIALS" means any substance (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to any Real Property or to the health or safety of Persons on or about any Real Property; or (v) without limitation, that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

     "HONOR DATE" is defined in Section 2.2.4.1.

     "INDEMNIFIED LIABILITIES" is defined in Section 9.2.1.

     "INDEMNITEE" is defined in Section 9.2.1.

     "INFORMIX" means Informix Corporation, a Delaware corporation.

     "INTELLECTUAL PROPERTY RIGHT" means (i) any patent, copyright, trademark, service mark, trade name, trade secret or other intellectual property right,
(ii) all registrations and applications to register any such patent, copyright, trademark, service mark, trade name or other intellectual property right with any Governmental Authority and all renewals and extensions thereof, and (iii)


                                          8.

the goodwill of the business associated with or relating to any such trademark, service mark, trade name or other intellectual property right.

     "INTERCOMPANY DEBT" means any Debt of the Borrower that is owed to any Affiliate or any Debt of any Affiliate owed to the Borrower or other Affiliate

     "INTEREST COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of (i) Operating Cash Flow for the Fiscal Quarter then ended to
(ii) (a) Interest Expense for such period, PLUS (b) scheduled amortization of Debt of the Borrower or any Subsidiary for such period.

     "INTEREST EXPENSE" means, for any period, total consolidated interest expense of the Borrower, including Fees, charges in respect of Letters of Credit and the portion of any Capitalized Lease obligations allocable to interest expense, but excluding amortization or write-off of debt discount and expense

     "INTEREST PAYMENT DATE" means (i) as to any Base Rate Loan, the day immediately following the last day of March, June, September and December in each year (or, if such day is not a Business Day, the next succeeding Business
Day), and (ii) as to any LIBOR Rate Loan (A) last day of the Interest Period in respect of such LIBOR Rate Loan, and (B) if the interest period with respect to such LIBOR Rate Loan exceeds three months the day which is three months after the making of such LIBOR Rate Loan.

     "INTEREST PERIOD" means, subject to the next sentence, with respect to each LIBOR Rate Loan, the period commencing on the date specified in the related Notice of Borrowing or Notice of Conversion/Continuation (or telephonic notice in lieu thereof) and ending one, two, three, or six months thereafter, as the Borrower may elect pursuant to Section 2.1.

     Notwithstanding the foregoing: (a) if a LIBOR Rate Loan is continued, the Interest Period applicable to the continued or converted Loan shall commence on the day on which the Interest Period applicable to such LIBOR Rate Loan ends;
(b) any Interest Period applicable to a LIBOR Rate Loan (x) that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such succeeding LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, or (y) that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month; and (d) no Interest Period shall end after the Stated Termination Date.

     "INVESTMENT" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership (whether general or limited) or limited liability company interest in any other Person, or all or any substantial part of the business or assets of any other Person, or (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of


                                          9.

any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "LENDER" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) the last sentence of Section 9.6.4., "LENDER" includes a holder of a Participation.

     "LENDER PARTY" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) the last sentence of Section 9.6.4., "LENDER PARTY" includes a holder of a Participation.

     "L/C ISSUER" is defined in the Preamble.

     "LETTER OF CREDIT" is defined in Section 2.2.1.

     "LETTER OF CREDIT APPLICATION" is defined in Section 2.2.2.

     "LETTER OF CREDIT FEE" is defined in Section 2.6.2.

     "LETTER OF CREDIT LIABILITY" means, at any time, all liabilities of the Borrower to the Lenders and the L/C Issuer in respect of Letters of Credit at such time, whether or not such liability is contingent, and shall consist of the sum of (i) the aggregate Stated Amount of all Letters of Credit then outstanding, and (ii) all amounts that then have been paid by the L/C Issuer if and to the extent reimbursement has not been received therefor.

     "LIBOR BUSINESS DAY" means any Business Day on which commercial banks are open for international business (including dealings in interbank Dollar deposits) in London, England.

     "LIBOR LENDING OFFICE" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its LIBOR Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Agent.

     "LIBOR RATE LOAN" means a Loan, or portion thereof, that bears interest at a rate determined by reference to an Adjusted LIBOR Rate (and as to which a single Interest Period is applicable).

     "LIBOR RESERVE REQUIREMENT" means, with respect to any LIBOR Rate Loan and for any day, the maximum rate at which reserves (including any marginal, supplemental, special or emergency reserve) are required to be maintained on such day under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $5 billion against "Euro-Currency Liabilities," as that term is used in Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any bank to United States residents).


                                         10.

     "LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

     "LOAN" means a Revolving Loan made or to be made pursuant to Article 2.

     "LOAN ACCOUNT" is defined in Section 2.5.3.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Loan Notes, the Letters of Credit, the Pledge Agreement, the Collateral Documents, the Guarantee and any other agreement, instrument or other writing executed or delivered by the Borrower or any Affiliate in connection herewith, and all amendments, exhibits and schedules to any of the foregoing.

     "LONDON INTERBANK OFFERED RATE" means, with respect to any Interest Period, a rate of interest per annum, determined by the Agent acting in good faith, to be the prevailing rate per annum at which deposits in dollars are offered to the Agent in the London interbank market at approximately 11:00 A.M. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "MANAGEMENT PLAN AND PROJECTIONS" means the management plan and projections of the Borrower, in form and substance satisfactory to the Agent and the Syndication Agent, meeting the requirements contained in Section 5.1.11.

     "MANDATORY PREPAYMENTS" means any amounts required to be paid by the Borrower pursuant to Section 2.8.2.

     "MARGIN REGULATIONS" means Regulations G, T, U and X of the Federal Reserve Board, as amended from time to time.

     "MARGIN STOCK" means "margin stock" as defined in the Margin Regulations.

     "MATERIAL," "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means a condition or event material to, a material adverse effect on or a material adverse change in, as the case may be, any one or more of the following: (i) the operations, business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (ii) the Borrower's ability to perform its obligations under any Loan Document and avoid any Event of Default; or (iii) the legality, validity, binding effect or enforceability of any Loan Document. "MATERIALLY" has a correlative meaning.

     "MINIMUM QUARTERLY REVENUE" means, (i) with respect to Informix's fiscal quarters ending on the last fiscal day of December 1997, March 1998 and June 1998, an amount equal to or greater than $150,000,000, and (ii) with respect to each of Informix's fiscal quarters ending on


                                         11.

the last fiscal day of September 1998 or thereafter, an amount equal to or greater than $160,000,000.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 3(37) and Section 4001(a)(3)(A) of ERISA to which the Borrower or any of the ERISA Affiliates is making or accruing an obligation to make contributions or to which any such Person has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a "single employer plan," as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA if such plan has been or were to be terminated.

     "NET INCOME" means, for any period, consolidated net income (or loss) after taxes, determined in accordance with GAAP, of Informix and its consolidated Subsidiaries for such period taken as a single accounting period.

     "NOTICE OF BORROWING" is defined in Section 2.1.3.

     "NOTICE OF CONTINUATION/CONVERSION" is defined in Section 2.4.3.2.

     "NOTICE OF ISSUANCE" is defined in Section 2.2.2.

     "NOTICE OF RESPONSIBLE OFFICER" is defined in Section 2.1.3.3.

     "OBLIGATIONS" means all present and future obligations and liabilities of the Borrower and its Affiliates of every type and description arising under or in connection with the Loan Documents due or to become due to the Lender Parties or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

     "OPERATING CASH FLOW" means, for any period, operating income MINUS (a) the sum of (i) Restated Revenue (to the extent the related cash was collected in prior periods), (ii) Capitalized Software Costs, (iii) Capital Expenditures, and
(iv) cash outlays in respect of accrued expenses arising from restructuring charges taken in prior periods, PLUS (b) the sum of (i) depreciation, and
(ii) amortization.

     "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) under which such Person is the lessee and that is not capitalized on the balance sheet of such Person.


                                         12.

     "OPERATING PROFIT" means, for any period, (i) Net Income, PLUS
(ii) Interest Expense deducted in the determination of Net Income, PLUS
(iii) the amount of Taxes, based on or measured by income, deducted in the determination of Net Income, PLUS (iv) the amount of any extraordinary losses included in the determination of Net Income, MINUS (v) the amount of any extraordinary gains included in the determination of Net Income If the foregoing calculation produces a negative number, such number shall be the "Operating Loss".

     "PARTICIPATION" is defined in Section 9.6.4.

     "PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor.

     "PERMITTED CAPITAL EXPENDITURES" is defined in Section 6.5.5.

     "PERMITTED DEBT" means all Debt which is permitted under Section 6.2.
hereof.

     "PERMITTED LIENS" means, with respect to any asset, the Liens (if any) permitted to exist on such asset under Section 6.1.

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "PLAN" means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, other than a Multiemployer Plan, irrespective of whether any of the foregoing is funded, in which any personnel of the Borrower or ERISA Affiliate participates or from which any such personnel may derive a benefit.

     "PLEDGE AGREEMENT" means the Pledge Agreement between Informix and the Agent in substantially the form of Exhibit C-2, as amended from time to time.

     "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement between the Borrower and the Agent in substantially the form of Exhibit C-1, as amended from time to time.

     "POST-DEFAULT RATE" means, at any time after the occurrence of an Event of Default, including but not limited to the failure to pay any amount when due after giving effect to any grace period, and during the continuance of such Event of Default, with respect to any amount due hereunder (whether principal, interest, reimbursement obligation or otherwise), the Base Rate in effect at such time PLUS 3%.

     "PROHIBITED TRANSACTION" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 or 407 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.


                                         13.

     "QUARTERLY REVENUE" means with respect to any fiscal quarter, the total revenue earned by Informix and its consolidated Subsidiaries during such fiscal quarter minus the Restated Revenue.

     "QUICK RATIO" means, at any time of determination thereof, (i) the sum of
(x) the aggregate of all of Borrower's Cash plus (y) the aggregate of all of Borrower's Accounts Receivable (net of any reserves required pursuant to GAAP), divided by (ii) the difference of (a) the aggregate of all of Borrower's current liabilities (including Borrowings hereunder) minus (b) deferred and unearned revenues.

     "REAL PROPERTY" means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Borrower.

     "REGULATION D" means Regulation D of the Federal Reserve Board, as amended from time to time.

     "REGULATORY CHANGE" means (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance after the date hereof by any Lender Party (or its Applicable Lending Office or, in the case of capital adequacy requirements, any holding company of any Lender Party) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event (other than the failure to meet minimum funding standards of Section 412 of the Code or
Section 302 of ERISA) as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

     "REQUIRED LENDERS" means (i) with respect to any vote or action taken with respect to any default or waiver of any of the Borrower's covenants or other obligations contained in Sections 6.2. through 6.7. (but not including Section 6.4.1), 6.11., 6.15., 7.1.2., 7.1.9. through 7.1.12. during any period in which the Level I Pricing contained in Schedule 1.1.E shall be in effect, Lenders having 100% of the aggregate amount of the Commitments or (ii) with respect to
Section 7.2.2. or any other matter, any three or more Lenders having at least 66-2/3% of the aggregate amount of the Commitments or, if the Revolving Commitments have terminated, any three or more Lenders holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the Revolving Loans PLUS (b) the aggregate amount of all Letter of Credit Liability.

     "RESPONSIBLE OFFICER" is defined in Section 2.1.3.3.


                                         14.

     "RESTATED REVENUE" means, for any period, the portion of Informix's revenue for such period that was attributable to recognition of "unearned license revenue" which recognition arises from the restatement of Informix's financial statements completed in November 1997.

     "RESTRICTED PAYMENT" means any payment in excess of insurance by Informix, the Borrower or any of Borrower's Subsidiaries in connection with any settlement, judgment or other disposition of any litigation, dispute, or other regulatory investigation or proceeding to which Informix, the Borrower or any Subsidiary of the Borrower is a party.

     "RESTRICTED AFFILIATE PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower or any Subsidiary now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares or equivalents of the same class of Capital Stock and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower or any Subsidiary now or hereafter outstanding.

     "REVOLVING COMMITMENT" means, with respect to each Lender, the amount set forth for such Lender as its "Revolving Commitment" on Schedule 1.1.A as the amount of such Lender's commitment to make Revolving Loans, as reduced or terminated from time to time pursuant to the terms hereof.

     "REVOLVING COMMITMENT USAGE" means, at any time, (i) with respect to any Lender, the sum of (A) the aggregate unpaid principal amount of all Revolving Loans made by such Lender, and (B) the Lender's PRO RATA share of all Letter of Credit Liability, and (ii) with respect to all Lenders, the sum of (A) the aggregate unpaid principal amount of all Revolving Loans, and (B) all Letter of Credit Liability, in each case giving effect to Borrowings then requested.

     "REVOLVING LOAN NOTE" means a Revolving Loan Note made by the Borrower payable to the order of any Lender, in the amount of the lesser of (i) such Lender's Revolving Commitment and (ii) the aggregate principal amount of Revolving Loans made by such Lender, which note is in substantially the form of Exhibit A-1, as amended from time to time.

     "REVOLVING LOANS" is defined in Section 2.1.1.

     "SANTA CLARA REAL PROPERTY" means, a 27.14 acre parcel of improved and unimproved land located along Freedom Circle in the City of Santa Clara, California that has been subdivided into two parcels, one to be sold to Tishman Speyer, and the other to be sold to the Intel Corporation.

     "SEC" means the United States Securities and Exchange Commission, and any successor.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.


                                         15.

     "SENIOR OFFICER" means the President, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer of the Borrower.

     "SHAREHOLDER LITIGATION" means (i) the federal and state class action lawsuits (including shareholder derivative actions) filed against Informix and/or the Borrower by certain shareholders, and (ii) any investigation of or other governmental action or proceeding against the Borrower or Informix by the SEC.

     "SINGLE EMPLOYER PLAN" means a Plan other than a Multiemployer Plan.

     "SOLVENT" means, with respect to any Person, that: (i) the total present fair salable value of such Person's business on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities; (ii) such Person is able to pay its liabilities and contingent liabilities as they become due; and (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and as proposed to be operated.

     "STATED AMOUNT" means, with respect to a Letter of Credit, the maximum amount available to be drawn thereunder, without regard to whether any conditions to drawing could be met.

     "STATED TERMINATION DATE" is defined in Section 2.7.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, "SUBSIDIARY" refers to a Subsidiary of the Borrower.

     "SYNDICATION AGENT" is defined in the Preamble.

     "TAXES" means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

     "TERMINATION DATE" is defined in Section 2.7.1.

     "TERMINATION EVENT" means:  (i) a Reportable Event or an event described in
Section 4068(f) of ERISA; (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations at a facility in the circumstances described in
Section 4068(f) of ERISA; (iii) the filing of a notice of intent to terminate a Defined Benefit Plan (including any such notice with respect to a Defined Benefit Plan amendment referred to in Section 4041(e) of ERISA) or the termination of a Defined Benefit Plan excluding, for purposes of this clause (iii), any standard termination under


                                         16.

Section 4041(b) of ERISA; (iv) the institution of proceedings to terminate a Defined Benefit Plan by the PBGC; or (v) the appointment of a trustee to administer any Defined Benefit Plan under Section 4042 of ERISA; or (vi) any other event or condition that might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Defined Benefit Plan.

     "TOTAL LIQUIDITY" means, at any time with respect to the Borrower, the sum of the Borrower's Cash at such time PLUS the difference between (i) the lesser of (a) the aggregate Revolving Commitments of all Lenders, and (b) the Borrowing Base then in effect MINUS (ii) the Revolving Commitment Usage of all Lenders at such time.

     "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

     "WHOLLY-OWNED" means, with respect to any Subsidiary, that all the Capital Stock (except for directors' qualifying shares) of such Subsidiary is directly or indirectly owned by the Borrower.


                                         17.

     SECTION 1.2.  RELATED MATTERS.

          1.2.1. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Loan Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

          1.2.2. DETERMINATIONS. Any determination or calculation contemplated by this Agreement that is made by any Lender Party shall be final and conclusive and binding upon the Borrower, and, in the case of determinations by the Agent, also the other Lender Parties, in the absence of manifest error. References in this Agreement to any "determination" by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations), and good faith beliefs by such Lender Party (in the case of qualitative determinations). All references herein to "discretion" of any Lender Party (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of any Lender Party contemplated by this Agreement may be given, taken, withheld or not taken in such Lender Party's discretion (whether or not so expressed), except as otherwise expressly provided herein.

          1.2.3. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the audited financial statements referred to in Section 4.4.

          1.2.4. INDEPENDENCE OF COVENANTS. All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                                         18.

                                     ARTICLE 2.

                       AMOUNTS AND TERMS OF THE CREDIT FACILITY

     SECTION 2.1.  REVOLVING LOANS.

          2.1.1. REVOLVING COMMITMENT. 2.1.1.1. Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until the Business Day next preceding the Termination Date, to make revolving loans (each, a "REVOLVING LOAN") to the Borrower, PROVIDED THAT (a) the Revolving Commitment Usage of any Lender shall not exceed, at any time, the Revolving Commitment of such Lender, and (b) the Revolving Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the lesser of (i) the aggregate Revolving Commitments of all Lenders, and (ii) the Borrowing Base then in effect.

          2.1.1.2.  Revolving Loans may be voluntarily prepaid pursuant to
     Section 2.8.3. and, subject to the provisions of this Agreement, any amounts so prepaid may be re-borrowed, up to the amount available under this Section 2.1. at the time of such re-borrowing.

          2.1.2.  TYPE OF LOANS AND MINIMUM AMOUNTS.

          2.1.2.1. Revolving Loans made under this Section 2.1. may be Base Rate Loans, or LIBOR Rate Loans (each a "TYPE" of Loan), subject, however, to Section 2.4.2 and 2.11.

          2.1.2.2. Each Borrowing of Revolving Loans shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000, in the case of a Borrowing of Base Rate Loans, or a minimum aggregate amount of $1,000,000, and integral multiples of $1,000,000, in the case of a Borrowing of LIBOR Rate Loans.

          2.1.3.  NOTICE OF BORROWING.

          2.1.3.1. When the Borrower desires to borrow Revolving Loans pursuant to Section 2.1., it shall deliver to the Agent a Notice of Borrowing substantially in the form of Exhibit E-1, duly completed and executed by a Responsible Officer (a "NOTICE OF BORROWING"), no later than 11:00 a.m. (California time) (a) at least one Business Day before the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, or (b) at least three LIBOR Business Days before the proposed Funding Date, in the case of a Borrowing of LIBOR Rate Loans.

          2.1.3.2. In lieu of delivering a Notice of Borrowing, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed Borrowing by the time a Notice of Borrowing would be required to be delivered and containing all information required for a Notice of Borrowing; PROVIDED, HOWEVER, that such notice shall be confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before


                                         19.

     the proposed Funding Date (or, in case of a Base Rate Borrowing, one Business Day after the Funding Date). The Lender Parties shall incur no liability to the Borrower or the other Lender Parties in acting upon any telephonic notice that the Agent believes to have been given by a Responsible Officer or for otherwise acting in good faith under this
     Section 2.1. and in making any Loan in accordance with this Agreement pursuant to any telephonic notice.

          2.1.3.3. The Borrower shall notify the Agent of the names of its officers and employees authorized to request and take other actions with respect to Loans on behalf of the Borrower (each a "RESPONSIBLE OFFICER") by providing the Agent with a Notice of Responsible Officers substantially in the form of Exhibit E-7, duly completed and executed by a Senior Officer (a "NOTICE OF RESPONSIBLE OFFICER"). The Agent shall be entitled to rely conclusively on a Responsible Officer's authority to request and take other actions with respect to Loans or Letters of Credit on behalf of the Borrower until the Agent receives a new Notice of Responsible Officer that no longer designates such Person as a Responsible Officer. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Responsible Officer or any other notice given under the Loan Documents.

          2.1.3.4. Any Notice of Borrowing (or telephone notice in lieu thereof) delivered pursuant to this Section 2.1.3. shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith.

          2.1.3.5. The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing (or telephonic notice in lieu thereof) received by it and such Lender's pro rata portion of the Borrowing requested. Not later than 11:30 a.m. (California time) on the date specified in such notice as the Funding Date (or, in the case of Base Rate Loans, 10:30 a.m. (California time) on such date), each Lender, subject to the terms and conditions hereof, shall make its pro rata portion of the Borrowing available, in immediately available funds, to the Agent at the Agent's Account.

          2.1.4. FUNDING. Not later than 11:00 a.m. (California time) or such later time as may be agreed to by the Borrower and the Agent, and subject to and upon satisfaction of the applicable conditions set forth in Article 3. as determined by the Agent, the Agent shall arrange for a wire transfer of immediately available funds in the amount of the requested Loans to the account designated by the Borrower pursuant to wire instructions set forth in the Notice of Borrowing.

     SECTION 2.2. LETTERS OF CREDIT. 2.2.1. IN GENERAL. The L/C Issuer hereby agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until the Business Day preceding the Termination Date, to issue for the account of the Borrower one or more letters of credit (each a "LETTER OF CREDIT"), PROVIDED that (a) the aggregate Stated Amount of all outstanding Letters of Credit shall not exceed $15,000,000, (b) the Revolving Commitment Usage of all Lenders, in the aggregate, shall not exceed at any time the lesser of (i) the aggregate Revolving Commitments of all Lenders, and (ii) the


                                         20.

Borrowing Base then in effect and (c) no order, judgment or decree of, or any request or directive (whether or not having the force of law) from, any Governmental Authority, or any other Applicable Law, shall purport by its terms to enjoin, restrain, prohibit or otherwise prevent the L/C Issuer from issuing letters of credit generally or the Letter of Credit or shall impose upon the L/C Issuer with respect to that Letter of Credit any restriction, unreimbursed reserve requirement or unreimbursed cost or expense that was not applicable, in effect or known to the L/C Issuer on the Closing Date and that the L/C Issuer in good faith deems materially adverse to it. Letters of Credit shall (i) have expiry dates not later than twelve (12) months from the date of issuance and in any event not later than 10 Business Days prior to the Stated Termination Date and (ii) either (A) constitute a payment mechanism for the purchase of inventory by the Borrower or any Subsidiary or (B) support performance, payment, deposit or surety obligations of the Borrower or any Subsidiary, in each case under circumstances where provision of a letter of credit is required by Applicable Law, in accordance with the custom or practice in the industry of the Borrower and its Subsidiaries or requested by a customer or client of or vendor to the Borrower or any Subsidiary in the ordinary course of business. The provisions of this Section 2.2. and Section 3.2. shall apply to any extension, renewal or increase of a Letter of Credit as if it were a new Letter of Credit.

          2.2.2. NOTICES OF ISSUANCE, ETC. When the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the L/C Issuer and the Agent at least three Business Days before the Funding Date, (a) a Notice of Issuance substantially in the form of Exhibit E-2, duly completed and executed by a Responsible Officer (the "NOTICE OF ISSUANCE"), and (b) a letter of credit application, a letter of credit reimbursement agreement and such other documents and materials as may be required by the L/C Issuer, each in form and substance satisfactory to the L/C Issuer (collectively, a "LETTER OF CREDIT APPLICATION"). In the event of a conflict between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall govern. Upon receipt by the Agent of a Notice of Issuance, the Agent shall promptly notify each Lender of the contents thereof and such Lender's pro rata share of such Letter of Credit.

          2.2.3. PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably purchased from the L/C Issuer a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's pro rata share of the Stated Amount of such Letter of Credit. An amount equal to the Letter of Credit Liability for each Letter of Credit shall be reserved under the Revolving Commitment and shall not be available for borrowing for any purpose other than reimbursement of amounts drawn under the Letters of Credit pursuant to the terms of this Section 2.2.

          2.2.4. REIMBURSEMENT FOR DRAWINGS, ETC. Notwithstanding any provisions to the contrary in any Letter of Credit Application:

          2.2.4.1. In case of a drawing under any Letter of Credit, the L/C Issuer will notify the Borrower and the Agent (which notification may be verbal). The Borrower shall reimburse the L/C Issuer for any and all amounts that the L/C Issuer pays under any


                                         21.

     Letter of Credit no later than the date of payment by the L/C Issuer (the "HONOR DATE"), whether or not the notice referred to in the preceding sentence is given.

          2.2.4.2. If the L/C Issuer shall not be reimbursed for any drawing under any Letter of Credit issued by it as provided in Section 2.2.4.1., the L/C Issuer shall promptly notify the Agent, the Borrower shall be automatically deemed to have requested a Base Rate Borrowing in an amount equal to such unreimbursed drawing, and the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the L/C Issuer an amount equal to its respective participation in immediately available funds, at the office of such L/C Issuer specified in such notice, not later than the Business Day after the date on which the Agent gives such notice. Each Lender's obligations under this Section 2.2.4.2.
     (a) shall not be subject to any set-off, counterclaim or defense to payment that the Lender may have against the Borrower or against the L/C Issuer and
     (b) shall be absolute, unconditional and irrevocable, and as a primary obligor, not as a surety, notwithstanding any circumstance or event whatsoever, including (i) the occurrence of an Event of Default or Default,
     (ii) the failure of any other Lender to fund its participation as required hereby, (iii) the financial condition of the Borrower or any Lender Party or any set-off, counterclaim or defense to payment that the Borrower may have, or (iv) the termination or cancellation of the Revolving Commitments. If any Lender fails to make available to the L/C Issuer the amount of such Lender's participation in the Letter of Credit as provided in this
     Section 2.2.4.2., such amount shall bear interest at the Federal Funds Effective Rate (or, commencing with the third day, the Base Rate) from the day on which the Agent's notice to such Lender referred to above is given
     until paid.   The L/C Issuer shall pay to the Agent, and the Agent shall distribute to each Lender that has paid all amounts payable by it under this Section 2.2.4.2., such Lender's pro rata share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawings honored by the L/C Issuer under a Letter of Credit, as and when such payments are received.

          2.2.4.3. The obligation of the Borrower to reimburse the L/C Issuer for drawings honored under a Letter of Credit in accordance with the terms of this Agreement shall be absolute, unconditional and irrevocable, notwithstanding any circumstance or event whatsoever, including the following:

               (a) any lack of validity or enforceability of such Letter of Credit, any instrument transferring or assigning such Letter of Credit or of any other Loan Document or the rights or benefits thereunder;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendments of or relating to such Letter of Credit or any other Loan Document;

               (c) the existence of any claim, setoff, defense or other right that the Borrower or any of its Affiliates may have at any time against any Lender Party or


                                         22.

          any transferee of such Letter of Credit (or any persons or entities for whom such Lender Party or transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the L/C Issuer);

               (d) any draft, demand, certificate or any other document presented under any such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (e) honor under any Letter of Credit upon presentation of a demand, draft or certificate or other document that does not comply on its face with the terms of such Letter of Credit;

               (f) any exchange, release or non-perfection of any Collateral for the Letter of Credit Liability;

               (g) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under such Letter of Credit or of the proceeds thereof;

               (h)  any misapplication of the proceeds of such Letter of Credit;

               (i) the fact that a Default or and Event of Default shall have occurred and be continuing; or

               (j) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     As between the Borrower and the Lender Parties, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries and the Lender Parties in respect of the Letters of Credit and all risks of any loss, errors, omissions or delays in the transmission of any document required in order to make a drawing under any Letter of Credit. Nothing in this Section 2.2.4.3. shall impair any claim the Borrower or any Lender may otherwise have against the L/C Issuer for any direct, but not consequential, damages suffered by the Borrower or such Lender that the Borrower or such Lender proves were caused by (i) the L/C Issuer's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the term of the Letter of Credit, or (ii) the L/C Issuer's willful failure to make lawful payment under a Letter of Credit after the presentation of documents strictly complying with the terms and conditions of the Letter of Credit.

     SECTION 2.3. USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower only for working capital and other general corporate purposes. No part of the proceeds of the Loans or Letters of Credit shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending


                                         23.

credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations.

     SECTION 2.4.  INTEREST; INTEREST PERIODS; CONVERSION/CONTINUATION.

          2.4.1.  INTEREST RATE AND PAYMENT.

          2.4.1.1. Each Loan shall bear interest on the unpaid principal amount thereof, from and including the date of the making of such Loan to and excluding the due date or the date of any repayment thereof, at the following rates per annum: (a) for so long as and to the extent that such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) PLUS the Applicable Base Rate Margin; (b) for so long as and to the extent that such Loan is a LIBOR Rate Loan, at the Adjusted LIBOR Rate for each day during each Interest Period applicable thereto PLUS the Applicable LIBOR Margin;

          2.4.1.2.  Notwithstanding the foregoing provisions of this
     Section 2.4.1., any principal, interest or other amount payable under this Agreement and the other Loan Documents shall, upon the occurrence of an Event of Default and during the continuance of any such Event of Default, bear interest at a rate per annum equal to the Post-Default Rate, without notice or demand of any kind.

          2.4.1.3. Accrued interest shall be payable in arrears (a) in the case of a Base Rate Loan, on each Interest Payment Date; (b) in the case of a LIBOR Rate Loan, on each Interest Payment Date, ; (c) in the case of any interest accrued at the Post-Default Rate, on demand, and (d) in the case of any Loan, when the Loan shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise).

          2.4.2. INTEREST PERIODS AND MINIMUM AMOUNTS. Notwithstanding anything herein to the contrary, (a) all Interest Periods applicable to LIBOR Rate Loans shall comply with the definition of "Interest Period," (b) there may be no more than five different Interest Periods for all LIBOR Rate Loans outstanding at the same time, and (c) LIBOR Rate Loans of each Type and with the same Interest Period outstanding at any time shall be in an aggregate amount at least equal to $1,000,000 and in an integral multiple of $1,000,000. For purposes of the foregoing clause (b), Interest Periods applicable to Loans of different Types shall constitute different Interest Periods even if they are coterminous.

          2.4.3.  CONVERSION OR CONTINUATION.

          2.4.3.1.  Subject to this Section 2.4.3. and Sections 2.4.2.
     and 2.11., the Borrower shall have the option (a) at any time, to convert all or any part of its outstanding Base Rate Loans to LIBOR Rate Loans,
     (b) on the last day of the Interest Period applicable thereto, to (i) convert all or any part of its outstanding LIBOR Rate Loans to Base Rate Loans, (ii) to continue all or any part of its LIBOR Rate Loans as Loans of the same Type, or (iii) to convert all or any part of its outstanding LIBOR Rate Loans to LIBOR Rate Loans of another Type; PROVIDED that, in the case of clause (a), (b) (ii) or (b)(iii), there does not exist a Default or an Event of Default at such time. If a Default or an


                                         24.

     Event of Default shall exist upon the expiration of the Interest Period applicable to any LIBOR Rate Loan, such Loan automatically shall be converted into a Base Rate Loan.

          2.4.3.2. If the Borrower elects to convert or continue a Loan under this Section 2.4.3., it shall deliver to the Agent a Notice of Continuation/Conversion substantially in the form of Exhibit E-3, duly completed and executed by a Responsible Officer (a "NOTICE OF CONTINUATION/CONVERSION"), (a) not later than 11:00 a.m. (California time) at least three LIBOR Business Days before the proposed conversion or continuation date, if the Borrower proposes to convert into, or to continue, a LIBOR Rate Loan, and (b) otherwise not later than 11:00 a.m. (California time) on the Business Day next preceding the proposed conversion or continuation date.

          2.4.3.3. In lieu of delivering a Notice of Continuation/Conversion, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed continuation or conversion by the time a Notice of Continuation/Conversion would be required to be delivered and containing all information required therefor; PROVIDED, HOWEVER, that such notice shall be confirmed in writing by delivery of a Notice of Continuation/Conversion to the Agent on or before the proposed continuation or conversion date. The Lender Parties shall incur no liability to the Borrower or the other Lender Parties in acting upon any telephonic notice that the Agent believes to have been given by a Responsible Officer or for otherwise acting in good faith under this Section 2.4.3. and in converting or continuing any Loan (or a part thereof) pursuant to any telephonic notice.

          2.4.3.4. Any Notice of Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith. If any request for the conversion or continuation of a Loan is not made in accordance with this
     Section 2.4.3., or if no notice is so given with respect to a LIBOR Rate Loan as to which the Interest Period expires, then such Loan automatically shall be converted into a Base Rate Loan.

          2.4.4. COMPUTATIONS. Interest on each Base Rate Loan, each LIBOR Rate Loan and all Fees and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first and excluding the last day of the period). Any change in the interest rate on any Loan or other amount resulting from a change in the rate applicable thereto (or any component thereof) pursuant to the terms hereof shall become effective as of the opening of business on the day on which such change in the applicable rate (or component) shall become effective.

          2.4.5. MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable on any Loan or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Loan or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period


                                         25.

as is required so that the total amount of interest received by the Lenders is that which would have been received by the Lenders but for the operation of the first sentence of this Section.

     SECTION 2.5.  NOTES, ETC.

          2.5.1. LOANS EVIDENCED BY NOTES. The Revolving Loans made by each Lender to the Borrower shall be evidenced by one or more Revolving Loan Notes executed by the Borrower, PROVIDED that all of such Revolving Loan Notes shall comprise an obligation in an amount not exceeding the aggregate amount of the Lenders' Revolving Commitments.

          2.5.2. NOTATION OF AMOUNTS AND MATURITIES, ETC. Each Lender is hereby irrevocably authorized to record on the schedule attached to its Revolving Loan Note (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Revolving Loan Note to repay the principal amount of the Loans evidenced thereby, together with all interest accrued thereon. All such notations shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

          2.5.3. LOAN ACCOUNT. The Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books in which shall be recorded (a) all Loans made by the Lenders to the Borrower pursuant to this Agreement, (b) all other appropriate debits and credits as and when due in accordance with this Agreement, including all Fees, charges, expenses and interest, and (c) all payments made by the Borrower on the Obligations. All entries in the Loan Account shall be made in accordance with the customary accounting practices of the Agent as in effect from time to time. The balance in the Loan Account shall be rebuttable presumptive evidence of the amounts due and owing the Lenders by the Borrower.

     SECTION 2.6.  FEES.

          2.6.1. FACILITY FEE. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a facility fee for each day from and after the Closing Date until the Stated Termination Date, upon the aggregate Revolving Commitments of the Lenders for such day. Such Fee shall be payable in advance on each Interest Payment Date with respect to Base Rate Loans. The facility fee shall accrue at a rate of (i) at any time when the Applicable Base Rate Margin is 1.25%, 1.25% per annum; (ii) at any time when the Applicable Base Rate Margin is 0.50%, 0.75% per annum; (iii) at any time when the Applicable Base Rate Margin is 0.25%, 0.625% per annum, and (iv) at any time when the Applicable Base Rate Margin is 0.00%, 0.50% per annum.

          2.6.2. LETTER OF CREDIT FEES. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a letter of credit fee for each Letter of Credit issued in an amount equal to (i) the Applicable LIBOR Margin multiplied by (ii) the average Stated Amount of the Letter of Credit for the period from the date of issuance of such Letter of Credit until its expiry. Such Fee shall be payable in arrears on each Interest Payment Date with respect to Base Rate Loans and the Termination Date. In addition, the Borrower shall pay to the L/C Issuer (a) on the


                                         26.

date of issuance of such letter of credit, a letter of credit fronting fee equal to 1/8% per annum of the Stated Amount of such Letter of Credit, and (b) the L/C Issuer's standard administration (including drawing, cancellation, and transfer), amendment and handling charges, which charges shall be payable at such times and in such amounts as may be set forth in the standard schedule of the L/C Issuer for such charges.

          2.6.3. EARLY TERMINATION FEE. If, on or before December 31, 1998, the Borrower shall permanently terminate or reduce all or any portion of the aggregate amount of the Lender's Revolving Commitments, the Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a fee equal to 1.00% of the Dollar amount of such reduction (the "Early Termination Fee"), PLUS any amounts due under Section 2.14.

          2.6.4. OTHER FEES. On the Closing Date and from time to time thereafter as specified in the Fee Letter, the Borrower shall pay to the Agent the fees specified in the Fee Letter.

          2.6.5. FEES NON-REFUNDABLE. All Fees shall be fully earned when payable hereunder and shall be non-refundable.

     SECTION 2.7.  TERMINATION AND REDUCTION OF REVOLVING COMMITMENTS.

          2.7.1. Each Lender's Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of
(a) December 31, 1999 (or if that date is not a LIBOR Business Day, the next preceding LIBOR Business Day) (the "STATED TERMINATION DATE"), and (b) the date of termination of the Revolving Commitment pursuant to Section 2.7.2. or 7.2. (such earlier date being referred to herein as the "TERMINATION DATE").

          2.7.2. The Borrower shall have the right, at any time or from time to time after the Closing Date, to terminate in whole or permanently reduce in part, subject to payment of the Early Termination Fee, if any, the Revolving Commitments of the Lenders on a pro rata basis to an amount not less than the Revolving Commitment Usage of all Lenders and all Letter of Credit Liability, by giving the Agent not less than seven Business Days' prior written notice of such termination or reduction and the amount of any partial reduction. Any such termination or partial reduction shall be effective on the date specified in the Borrower's notice and shall be in a minimum amount of $10,000,000 and integral multiples of $5,000,000.

     SECTION 2.8.  REPAYMENTS AND PREPAYMENTS.

          2.8.1. REPAYMENT. The unpaid principal amount of all Revolving Loans shall be paid in full on the Termination Date.

          2.8.2.  MANDATORY PREPAYMENT.

          2.8.2.1. EXCESS REVOLVING LOANS. If at any time the aggregate Revolving Commitment Usage of all Lenders exceeds the aggregate amount of the Revolving Commitments or the Borrowing Base then in effect, such excess shall be immediately due


                                         27.

     and payable and the Borrower shall, on the Business Day on which the Borrower learns or is notified of the excess, notify the Agent that on the next Business Day the Borrower will make mandatory prepayments of the Revolving Loans (and thereafter in respect of any Letters of Credit as provided in Section 2.8.2.3.) as may be necessary so that, after such prepayment and provision, such excess is eliminated.

          2.8.2.2. PROCEEDS OF COLLATERAL. All amounts received by the Agent pursuant to the provisions of the Pledge and Security Agreement, including proceeds of Collateral, shall be credited to Borrower's Loan Account and applied to the repayment of the Obligations one Business Day after the Agent's receipt thereof (conditional upon the Agent's receipt of immediately available funds at the end of such one-Business Day period).

          2.8.2.3.  NOTICE AND APPLICATION OF MANDATORY PREPAYMENTS;
     INTEREST. The Borrower shall give the Agent not less than one Business Day's prior written notice of the date on which a Mandatory Prepayment will be made. Each Mandatory Prepayment shall be applied to the unpaid principal amount of the Loans; PROVIDED that each Mandatory Prepayment shall be applied first to reduce the Base Rate Loan constituting a portion of the respective Loan and then to the LIBOR Rate Loans constituting a portion thereof, in the inverse order of termination of Interest Periods applicable thereto. Each Mandatory Prepayment shall be made together with accrued interest on the amount prepaid to the date of prepayment. If no Loans are outstanding when all or any portion of a Mandatory Prepayment is required to be made, the balance of the Mandatory Prepayment shall be applied to reduce any outstanding Letter of Credit Liability, first to pay any amounts then due and payable and then to provide Cash Collateral Cover for any outstanding Letters of Credit.

          2.8.3.  OPTIONAL PREPAYMENTS

          2.8.3.1. Subject to this Section 2.8.3. and Section 2.14, the Borrower may, at its option, at any time or from time to time, prepay the Loans in whole or in part, without premium or penalty.

          2.8.3.2.  If the Borrower elects to prepay a Loan under this
     Section 2.8.3., it shall deliver to the Agent a notice of optional prepayment (i) not later than 11:00 a.m. (California time) at least three LIBOR Business Days before the proposed prepayment, if the Borrower proposes to prepay a LIBOR Rate Loan, and (ii) otherwise not later than 12:00 noon (California time) on the proposed prepayment date (which shall be a Business Day). Any notice of optional prepayment shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date.

          2.8.4. PAYMENTS SET ASIDE. To the extent the Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off, as proceeds of Collateral or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a


                                         28.

trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect, together with all Collateral security therefor, as if such payment had not been received by the Agent or Lender. If prior to any such invalidation, declaration, setting aside or requirement, this Agreement shall have been canceled or surrendered, this Agreement shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Borrower in respect of the amount of the affected payment.

     SECTION 2.9.  MANNER OF PAYMENT.

          2.9.1. Except as otherwise expressly provided, the Borrower shall make each payment under the Loan Documents to the Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any set-off, recoupment, counterclaim or Taxes (other than Excluded Taxes), at the Agent's Office, for the account of the Applicable Lending Offices of the Lender Party entitled to such payment, by depositing such payment in the Agent's Account not later than 11:00 a.m. (California time) on the due date thereof. Any payments received after 11:00 a.m. (California time) on any Business Day shall be deemed received on the next succeeding Business Day. Not later than 1:00 p.m. (California time) on the day such payment is made, the Agent shall deliver to each Lender, for the account of the Lender's Applicable Lending Office, in Dollars and in immediately available funds, such Lender's share of the payment so made, determined pursuant to Section 2.15. Delivery shall be made in accordance with the written instructions satisfactory to the Agent from time to time given to the Agent by each Lender. Without limiting the rights of the Lender Parties under Section 9.10., each Lender Party shall have the right, at any time after giving notice to the Borrower, to charge any account of the Borrower maintained with the Lender Party for the amount of any payment due by the Borrower under the Loan Documents or to deduct the amount of any such payment from any remittance due to the Borrower hereunder.

          2.9.2. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day (or, in the case of any payment with respect to any LIBOR Rate Loan, not a LIBOR Business Day), such payment shall instead be made on the next succeeding Business Day (or, in the case of any such payment with respect to any LIBOR Rate Loan, the next succeeding LIBOR Business Day, subject to clause (b) of the definition of "Interest Period"), together with interest accrued during the period of such extension.

     SECTION 2.10. PRO RATA TREATMENT. Except to the extent otherwise expressly provided herein,

          2.10.1. Revolving Loans shall be requested from the Lenders pro rata according to their respective Revolving Commitments.

          2.10.2. Each reduction of the Revolving Commitments of the Lenders shall be applied to the respective Revolving Commitments of the Lenders pro rata according to their respective Revolving Commitments before such reduction.


                                         29.

          2.10.3. Each payment or prepayment by the Borrower of principal of the Revolving Loans shall be made for the account of the Lenders pro rata according to the respective unpaid principal amount of the Revolving Loans, owed to the Lenders, and each payment by the Borrower of interest on the Revolving Loans shall be made for the account of the Lenders pro rata according to the respective accrued but unpaid interest on the Revolving Loans owed to such Lenders. Each payment by the Borrower of Fees payable to the Lenders pursuant to Section 2.6.1. through Section 2.6.4. shall be made for the account of the Lenders pro rata according to the respective amounts of their Revolving Commitments.

     SECTION 2.11. MANDATORY SUSPENSION AND CONVERSION OF LIBOR RATE LOANS. With respect to clause 2.11.1. below, each Lender's obligation and with respect to clause 2.11.2. below, the affected Lender's obligation, to make, continue or convert Loans into LIBOR Rate Loans shall be suspended, all outstanding LIBOR Rate Loans shall be automatically converted into Base Rate Loans on the last day of the respective Interest Periods applicable thereto (or, if earlier, in the case of clause 2.11.2. below, on the last day that such Lender can lawfully continue to maintain LIBOR Rate Loans) and all pending requests for the making or continuation of, or conversion into, LIBOR Rate Loans shall be disregarded, if:

          2.11.1. on or prior to the determination of the interest rate for a LIBOR Rate Loan for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to the Agent in the relevant interbank market for purposes of determining the Adjusted LIBOR Rate or that such rate would not accurately reflect the cost to the Lenders of making, continuing, or converting a Loan into, a LIBOR Rate Loan for such Interest Period; or

          2.11.2. after the date hereof a Lender notifies the Agent (which shall thereupon notify the Borrower and the other Lenders) of its determination that any Regulatory Change makes it unlawful or impossible for such Lender or its LIBOR Lending Office to make or maintain any LIBOR Rate Loan, to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make any LIBOR Rate Loan or to comply with its obligations hereunder in respect thereof.

     SECTION 2.12. REGULATORY CHANGES. 2.12.1. INCREASED COSTS. Without duplication of amounts referred to in clause 2.12.2. below if, on or after the date hereof, any Regulatory Change shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance or similar requirement (other than any such requirement with respect to any LIBOR Rate Loan to the extent included in the LIBOR Reserve Requirement), against, or any fees or charges in respect of, assets held by, deposits with or other liabilities for the account of, commitments of, advances or Loans by, Letters of Credit (or participations therein) or other credit extended by, any Lender Party (or its Applicable Lending Office) or shall impose on any Lender Party (or its Applicable Lending Office) or on the relevant interbank market any other condition affecting any LIBOR Rate Loan, or any Letter of Credit (or participations therein) or any obligation to make LIBOR Rate Loans, or in respect of Letter of Credit participations and the effect of the foregoing is
(i) to increase the cost to such Lender Party (or its Applicable Lending Office) of making, issuing, renewing or maintaining any LIBOR Rate Loan or its Revolving Commitment or Revolving Commitments in respect thereof or any Letter of Credit (or participations therein) or


                                         30.

(ii) to reduce the amount of any sum received or receivable by such Lender Party (or its Applicable Lending Office) hereunder or under any other Loan Document with respect thereto, then, subject to Section 2.15.1., and so long as the Borrower is being treated the same as similarly situated borrowers of such Lender Party, the Borrower shall from time to time pay to such Lender Party, within 15 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party for such increased cost or reduction.

          2.12.2. CAPITAL COSTS. Without duplication of amounts referred to in clause 2.12.1. above if a Regulatory Change regarding capital adequacy (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by any Lender Party or any company controlling such Lender Party as a consequence of such Lender Party's Loans, Letters of Credit, Revolving Commitments or obligations hereunder and other commitments of this type to a level below that which such Lender Party or company could have achieved but for such Regulatory Change (taking into account such Lender Party's or company's policies with respect to capital adequacy), then, subject to
Section 2.15.1., and so long as the Borrower is being treated the same as similarly situated borrowers of such Lender Party, the Borrower shall from time to time pay to such Lender Party, within 15 days after request by such Lender Party, such additional amounts as may be specified by such Lender Party as sufficient to compensate such Lender Party or company for such reduction in return, to the extent such Lender Party or such company determines such reduction to be attributable to the existence, issuance or maintenance of such Loans, Letters of Credit or obligations for the account of the Borrower.

     SECTION 2.13. TAXES. 2.13.1. If the Borrower is required by Applicable Law to make any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Loan Document to or for the account of any Lender Party, the Borrower shall pay to or for the account of such Lender Party, on the date such amount is payable, such additional amounts as such Lender Party reasonably determines may be necessary so that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that such Lender Party would have been entitled to receive if no deductions or withholdings were made. "EXCLUDED TAXES" means, with respect to any payment to any Lender Party,
(a) any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party or its Agent's Office or Applicable Lending Office by the jurisdiction in which it is incorporated, maintains its principal executive office or in which such Agent's Office or Applicable Lending Office is located, and (b) "Excluded Taxes" arising under
Section 2.13.3. If the Borrower shall deduct or withhold any Taxes from any payments under the Loan Documents, it shall provide to the relevant Lender Party
(i) a statement setting forth the amount and type of Taxes so deducted or withheld, the applicable rate and any other information or documentation that such Lender Party may reasonably request and (ii) as promptly as possible after payment is made to the relevant


                                         31.

Governmental Authority, a certified copy of any original official receipt received by the Borrower showing payment.

          2.13.2. If any Lender Party is required by law to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Loan Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against such Lender Party, then the Borrower shall pay when due such additional amounts as such Lender Party reasonably determines to be necessary so that the amount received by it, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that such Lender Party would have been entitled to retain in the absence of the payment, imposition, levy or assessment of such Taxes.

          2.13.3. If any Lender Party is not organized and existing under the laws of the United States of America or any political subdivision thereof or therein (a "FOREIGN LENDER PARTY"), to the extent entitled to do so under Applicable Law, such Lender Party shall furnish to the Borrower, on the Closing Date (or on the date on which such Foreign Lender Party first becomes a Lender Party pursuant to Section 9.3.) a duly executed certificate to the effect that such Foreign Lender Party is entitled to receive all amounts payable under the Loan Documents without deduction or withholding (or at a reduced rate of deduction or withholding) on account of Taxes imposed by the United States (A) pursuant to the terms of an applicable tax treaty in effect with the United States of America (in which case such certificate shall be accompanied by two executed copies of IRS Form 1001), or (B) under Code
Section 1441(c) (in which case such certificate shall be accompanied by two executed copies of IRS Form 4224) (such forms being the "PRESCRIBED FORMS"). If requested by the Borrower from time to time after the Closing Date (upon the obsolescence of any previously delivered form or otherwise), a Foreign Lender Party shall, to the extent entitled thereto under Applicable Law, provide to the Borrower new Prescribed Forms, in each case duly executed and completed by such Foreign Lender Party. If a Foreign Lender Party does not furnish Prescribed Forms establishing a complete exemption from deduction and withholding on account of Taxes imposed by the United States of America, any deductions or withholdings required to be made by the Borrower under Applicable Law on account of Taxes imposed by the United States of America (including deductions or withholdings on account of such Taxes at the rate shown in such Prescribed Forms), and any payments required to be made by, and any liability imposed, levied or assessed against, such Lender Party on account of such Taxes, shall constitute "EXCLUDED TAXES," PROVIDED that any such deductions, withholdings, payments or liabilities shall not constitute "Excluded Taxes" to the extent they are attributable to a Regulatory Change occurring after the date hereof (or, in the case of any Person who becomes a Lender Party after the date hereof pursuant to Section 9.3., the date on which such Person becomes a Lender Party) if such Lender Party has furnished to the Borrower all Prescribed Forms required to be furnished by this Section 2.13.3.

     SECTION 2.14. COMPENSATION FOR FUNDING LOSSES. The Borrower shall pay to any Lender, within 15 days after demand by such Lender, such amount or amounts as such Lender determines is or are necessary to compensate it for any loss, cost, expense or liabilities actually incurred (including any loss, cost, expense or liability incurred by reason of the liquidation or


                                         32.

redeployment of deposits but excluding loss of future margin) by it as a result of (a) any payment, prepayment or conversion of any LIBOR Rate Loan for any reason (including by reason of a Mandatory Prepayment, an acceleration pursuant to Section 7.2. or by operation of Section 2.11.) on a date other than the last day of an Interest Period applicable to such LIBOR Rate Loan, or (b) any LIBOR Rate Loan for any reason not being made (other than a wrongful failure to fund by such Lender), converted or continued, or any payment of principal of or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement.

     SECTION 2.15. CERTIFICATES REGARDING YIELD PROTECTION, ETC. 2.15.1. Any request by any Lender for payment of additional amounts pursuant to Sections 2.12., 2.13. and 2.14. shall be submitted through the Agent and shall be accompanied by a certificate of such Lender Party setting forth the basis and amount of such request, including a description or explanation in reasonable detail of how such amount was determined. In determining the amount of such payment, such Lender Party may use such reasonable attribution or averaging methods as it deems appropriate and practical.

          2.15.2.  Before any Lender Party requests compensation under Section
2.12. or 2.13., such Lender Party shall designate a different Applicable Lending Office if such designation (a) will avoid the need for such request or reduce the amount payable under such Section and (b) will not cause the imposition on such Lender Party of any additional costs or legal, regulatory or administrative burdens deemed by such Lender Party to be material or otherwise be deemed by such Lender Party in its discretion to be disadvantageous to it.

     SECTION 2.16. APPLICABLE LENDING OFFICE; DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Each Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of an Affiliate of the Lender, PROVIDED that such Lender shall not be entitled to receive any greater amount under Section 2.12. or 2.13. as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or
(b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender Party shall be entitled to fund and maintain its funding of all or any part of its LIBOR Rate Loans in any manner it sees fit, it being understood, HOWEVER, that for purposes of this Agreement all determinations hereunder shall be made as if each Lender Party had actually funded and maintained each LIBOR Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Loan's Interest Period and bearing interest at the applicable rate.


                                      ARTICLE 3.

                                 CONDITIONS TO LOANS

     Section 3.1. CLOSING CONDITIONS. The occurrence of the Closing Date shall be subject to satisfaction of the following conditions:


                                         33.

          3.1.1. CLOSING DATE. The Closing Date shall occur on or before December 31, 1997, but in no event later than January 15, 1998.

          3.1.2. CERTAIN DOCUMENTS. The Agent shall have received the documents listed on Schedule 3.1.2., all of which shall be duly executed and in form and substance satisfactory to the Agent.

          3.1.3. FEES AND EXPENSES PAID. The Borrower shall have paid (a) all Fees due on or before the Closing Date and (b) all expenses for which the Borrower shall have been billed at least one Business Day before the Closing Date.

          3.1.4. SATISFACTION OF CERTAIN CONDITIONS. The conditions set forth in Sections 3.2.3., 3.2.4. and 3.2.5. shall be satisfied on and as of the Closing Date as if such date were a Funding Date.

          3.1.5. ABSENCE OF LITIGATION EVENTS. There shall not have been issued any injunction, order or decree that prohibits or limits any of the transactions contemplated by the Loan Documents and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, currently threatened against the Borrower, any of its Affiliates or any Lender Party that (i) draws into question the validity, legality or enforceability of any Loan Document or to consummate the transactions contemplated thereby or (ii) could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Change, except as set forth in Schedule 4.6.

          3.1.6. SATISFACTORY INSURANCE. Borrower shall have delivered to the Agent and the Syndication Agent evidence of all insurance coverage on Borrower's property, in form and substance and amounts, covering risks and issued by companies rated A- or better by A.M. Best Co., and where required by Agent or this Agreement, with loss payable endorsements in favor of Agent, as agent for the Lender Parties.

          3.1.7. SATISFACTORY MANAGEMENT PLAN AND PROJECTIONS. Borrower shall have delivered to the Agent and the Syndication Agent its Management Plan and Projections in form and substance satisfactory to the Agent and the Syndication Agent.

          3.1.8. SATISFACTORY AUDITOR'S LETTERS. Borrower shall have delivered to the Agent and the Syndication Agent copies of all final letters and other written communications received from Ernst & Young during the preceding twelve months.

          3.1.9. INDEBTEDNESS. As of the Closing Date, Borrower shall have no Debt that is not Permitted Debt.

          3.1.10. SEC FILINGS. Borrower shall have delivered to the Agent and the Syndication Agent copies of all currently filed documents relating to Informix with the SEC (including restated Forms 10-K/A and 10-Q), and the provisional information previously provided to the Agent, the Syndication Agent and the Arrangers shall not be Materially different from such restated Forms 10-K and 10-Q.


                                         34.

          3.1.11. DUE DILIGENCE. The Agent and the Syndication Agent shall have completed due diligence to their satisfaction, including but not limited to examination of the Collateral by the commercial finance examiners of the Agent or a qualified examination firm satisfactory to the Agent and the Syndication Agent.

          3.1.12. SALE OF SANTA CLARA REAL PROPERTY. Borrower shall have delivered to the Agent and the Syndication Agent, evidence of the sale of the Santa Clara Real Property and receipt by Informix of a minimum of $50,000,000 net proceeds from such sale.

          3.1.13. EQUITY INVESTMENT. Informix shall have issued $50,000,000 of convertible preferred equity securities to CS First Boston and other investors and Informix shall have received minimum net proceeds of $48,000,000 in connection therewith.

          3.1.14. ABSENCE OF MARKET DISRUPTION OR CHANGES IN GOVERNMENTAL REGULATIONS. There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would have a material adverse effect on the market for loan syndications, or in the technology sector in particular, or in the markets for equity securities in particular adversely affecting the syndication, nor shall any material changes have occurred in regulations or policies of any Governmental Authority affecting the Borrower, the Agent, the Syndication Agent, Arrangers or Lenders involved in this transaction occur prior to the Closing Date.

          3.1.15. GENERAL. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified copies thereof as Agent may request. Without limiting the generality of the foregoing, the Agent shall have received UCC-1 financing statements reflecting the Agent's security interest in the collateral described in the Security and Pledge Agreement duly executed and in proper form for filing in the office of the California Secretary of State and all other filing offices deemed necessary or appropriate by the Agent, reflecting that the Agent's security interest holds first priority, subject only to exceptions consented to by all Lenders.

          3.1.16. COMPLIANCE WITH MANAGEMENT PLAN AND PROJECTIONS. No Material Adverse Change in the ability of the Company and its Subsidiaries or other Affiliates to (i) operate in accordance with the Management Plan and Projections furnished pursuant to Section 3.1.7. or any other financial projections furnished to the Agent and the Syndication Agent, or (ii) comply with the covenants contained in Section 6.5.

          3.1.17. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since September 28, 1997 other than conditions and events previously disclosed to and consented to by the Agent, the Syndication Agent and the Arrangers, PROVIDED that for purposes of determining whether a Material Adverse Change has occurred, any changes, modifications or developments relating to any such previously disclosed conditions and events that occur subsequent to September 28, 1997 shall be deemed to not have been a part of any such prior disclosure.


                                         35.

          3.1.18. NO MISSTATEMENTS. No information or materials furnished to the Lender Parties by or on behalf of the Borrower or any Subsidiary, at the time of delivery thereof, was untrue or omitted any material fact or information necessary in order to make any statements made not misleading in light of the circumstances under which they were made.

     SECTION 3.2. CONDITIONS PRECEDENT TO REVOLVING LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make any Loan or the L/C Issuer to issue any Letter of Credit on any Funding Date shall be subject to the following conditions precedent:

          3.2.1. OCCURRENCE OF CLOSING DATE. The conditions precedent set forth in Section 3.1. shall have been satisfied or waived in writing by the Agent.

          3.2.2. NOTICE OF BORROWING OR ISSUANCE. The Borrower shall have delivered to the Agent after the time the conditions set forth in Section 3.1. shall have been satisfied or waived and otherwise in accordance with the applicable provisions of this Agreement, a Notice of Borrowing (or telephonic notice in lieu thereof), in the case of a Loan, or a Notice of Issuance and Letter of Credit Application, in the case of a Letter of Credit.

          3.2.3. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

          3.2.4. NO DEFAULT. No Default or Event of Default shall exist or result from the making of the Loan or the issuance of the Letter of Credit.

          3.2.5. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the financial statements referred to in
Section 4.4.1., PROVIDED that for purposes of determining whether a Material Adverse Change has occurred, any changes, modifications or developments relating to any previously disclosed conditions and events that occur subsequent to such date shall be deemed to not have been a part of any such prior disclosure.

          3.2.6.  QUICK RATIO.

          As of the last date of the fiscal month ending not fewer than 15 days prior to the date of the requested Borrowing, the Quick Ratio shall not have been less than 1.25 to 1.00 and there shall have been no material adverse changes to the Borrower's finances since the date upon which such calculation is based.

          3.2.7. SATISFACTION OF CONDITIONS. Each borrowing of a Loan and Letter of Credit issuance shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 3.2.3. through 3.2.6. have been satisfied.


                                         36.

          3.2.8. NO VIOLATION OF APPLICABLE LAW. No Lender shall be prohibited by any Applicable Law from extending the credit requested in such Notice of Borrowing pr Notice of Issuance.


                                      ARTICLE 4.

                            REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender Parties as follows:

     SECTION 4.1. ORGANIZATION, POWERS AND GOOD STANDING. Each of Informix, the Borrower and each of its Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as shown as of the date hereof on Schedule 4.1., and has all requisite corporate power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each of Informix, the Borrower and each of its Material Subsidiaries possesses all Governmental Approvals, in full force and effect, free from unduly burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in Material violation thereof. Each of Informix, the Borrower and each of its Material Subsidiaries is duly qualified to do business and in good standing in each jurisdiction where any failure to be so qualified, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.2.  AUTHORIZATION, BINDING EFFECT, NO CONFLICT, ETC.

          4.2.1. AUTHORIZATION, BINDING EFFECT, ETC. The execution, delivery and performance by the Borrower of each Loan Document and each other Transaction Document have been duly authorized by all necessary corporate or other action on the part of the Borrower. Each such Loan Document has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

          4.2.2. NO CONFLICT. The execution, delivery and performance by the Borrower of each Loan Document and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or other organizational documents of the Borrower, (b) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of the Person pursuant to, any material Contractual Obligation of the Borrower, or violate any Applicable Law binding on the Borrower, except where such violation, conflict, breach, or default would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to subject any Lender Party to any liability, or (c) result in the creation or


                                         37.

imposition of any Lien upon any asset of the Borrower, except for Liens in favor of the Agent under the Collateral Documents.

          4.2.3. GOVERNMENTAL APPROVALS. Except for filings and recordings in connection with the perfection of Liens created by the Collateral Documents listed on Schedule 3.1.2., no Governmental Approval is or will be required in connection with the execution, delivery and performance by the Borrower of any Loan Document to which it is party or the transactions contemplated thereby or to ensure the legality, validity or enforceability thereof, except where the failure to obtain such Governmental Approval would not reasonably be expected to, individually and in the aggregate, have a Material Adverse Effect and would not reasonably be expected to subject any Lender Party to any liability.

     SECTION 4.3.  SUBSIDIARIES; INVESTMENTS .

          4.3.1. SUBSIDIARIES. Each Subsidiary of the Borrower, the authorized and issued Capital Stock of each such Subsidiary and the record and beneficial owner of such Capital Stock are identified in Schedule 4.3., as amended from time to time. All of the outstanding shares of Capital Stock of each of the Subsidiaries of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 4.3., as amended from time to time, there are not outstanding any securities convertible into or exchangeable for shares of Capital Stock of any of the Subsidiaries of the Borrower, or any options, warrants or other rights to purchase any such Capital Stock, or any commitments of any kind for the issuance of additional shares of such Capital Stock or any such convertible or exchangeable securities or options, warrants or rights to purchase such Capital Stock. Except for directors qualifying shares or similar arrangements or as disclosed on
Schedule 4.3., neither the Borrower nor any Subsidiary thereof is a party to any agreement with respect to the issuance, voting or sale of issued or unissued shares of Capital Stock of any Subsidiary of the Borrower.

          4.3.2. BORROWER CAPITAL STOCK. The authorized and outstanding Capital Stock of the Borrower is as set forth on Schedule 4.3. All outstanding shares of such Capital Stock are duly authorized and validly issued and are fully paid and nonassessable, and Borrower's ownership interest in its Subsidiaries is free and clear of all Liens except for Liens in favor of the Agent.

     SECTION 4.4.  FINANCIAL INFORMATION.

          4.4.1. The consolidated balance sheets of Informix and its consolidated subsidiaries (including the Borrower) as of December 31, 1996 and the consolidated statements of income, stockholders' equity and cash flow of Informix and its consolidated subsidiaries (including the Borrower) for the Fiscal Years then ended, certified by Informix's independent certified public accountants, copies of which have been filed as part of the restated Form 10-K/A and restated Form 10-Q filed with the SEC and delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of Informix and its consolidated subsidiaries (including the Borrower), as of the respective dates thereof and the results of operations and cash flow of Informix and its consolidated subsidiaries (including the Borrower) for the periods then ended. None of Informix, the Borrower or any


                                         38.

Subsidiary on such dates had any material Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are Material.

          4.4.2. The unaudited consolidated balance of Informix and its consolidated subsidiaries (including the Borrower) as of September 28, 1997 and the related consolidated statements of income, stockholders' equity and cash flow for the periods then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of Informix and its consolidated subsidiaries (including the Borrower) as of such date and the results of operations and cash flow for the periods covered thereby, subject to the absence of footnotes and normal year-end audit adjustments. None of Informix, the Borrower or any Subsidiary on such dates had any material Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are Material.

          4.4.3. The projected consolidated statements of income and cash flow of Informix and its consolidated subsidiaries (including the Borrower) for the period from October 1, 1997 to and including December 31, 1998 and for the period from January 1, 1999 to and including December 31, 1999, and the projected annual consolidated balance of Informix and its consolidated subsidiaries (including the Borrower) as of the end of each Fiscal Year through December 31, 1999, copies of which have been furnished to the Lender Parties, were prepared by or under the supervision of the Chief Financial Officer of the Borrower, are complete and have been prepared on the basis of reasonable assumptions and in good faith utilizing historical financial information that was prepared in accordance with GAAP. Nothing herein shall be deemed to be a representation that any projections will, in fact, be attained.

     SECTION 4.5. NO MATERIAL ADVERSE CHANGES; SOLVENCY. Since the date of the Financial Statements referred to in Section 4.4.1., there has been no Material Adverse Change. Each of Informix, the Borrower and its Subsidiaries is and will be Solvent after giving effect to any Loans then being requested.

     SECTION 4.6. LITIGATION. Except as disclosed in Schedule 4.6., there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting Informix, the Borrower, any of its Subsidiaries or any of its or their properties before any Governmental Authority
(a) in which there is a reasonable possibility of an adverse determination that could result in a Material liability or could have a Material Adverse Effect or
(b) that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

     SECTION 4.7. AGREEMENTS; APPLICABLE LAW. None of Informix, the Borrower or its Subsidiaries is in violation of any Applicable Law, or in default under its charter or bylaws or


                                         39.

any of its Contractual Obligations, except where such violation or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. None of Informix, the Borrower or its Subsidiaries a party to or bound by any unduly burdensome material Contractual Obligation that, individually or in the aggregate, has a Material Adverse Effect.

     SECTION 4.8. GOVERNMENTAL REGULATION. None of Informix, the Borrower or its Subsidiaries is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, or (b) subject to regulation under any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

     SECTION 4.9. MARGIN REGULATIONS. None of Informix, the Borrower or its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The aggregate value of all Margin Stock held by the Borrower constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all aggregate assets of the Borrower and its Subsidiaries.

     SECTION 4.10.  EMPLOYEE BENEFIT PLANS.

          0.0.11. None of the Borrower or its ERISA Affiliates sponsors, maintains or contributes to, or has an obligation to contribute to, or, within the five years prior to the Closing Date, maintained, contributed to or was required to contribute to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA.

          4.10.2. There exists no Multiemployer Plan. The Borrower and each of the ERISA Affiliates is in compliance in all Material respects with all Applicable Laws, including any applicable provisions of ERISA and the Code, with respect to all Plans. There have been no Prohibited Transactions with respect to any Plan that are reasonably likely to result in any Material liability of the Borrower or any ERISA Affiliate. The Borrower and the ERISA Affiliates have not had asserted and do not expect to have asserted against them any Material penalty, interest or excise tax under Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B of the Code or Sections 502(c)(1) or 502(i) of ERISA. Each Plan covering employees of any of the Borrower or any of the ERISA Affiliates is able to pay benefits thereunder when due. There is no claim pending or, to the best knowledge of the Borrower, threatened, against or involving any Plan by any Governmental Authority or other Plan, other than ordinary claims for benefits pursuant to terms of any Plan and other claims that are not Material.

     SECTION 4.11. TITLE TO PROPERTY. The Borrower has good title to or valid and subsisting leasehold interests in all of its property reflected in its books and records as being owned or leased by it. No such property is subject to any Lien, other than Permitted Liens.

     SECTION 4.12. INTELLECTUAL PROPERTY, ETC. Each of Informix, the Borrower and its Subsidiaries owns, or holds valid licenses in and to, all Intellectual Property Rights that are material to the conduct of its business as heretofore operated and as proposed to be conducted. None of Informix, the Borrower or its Subsidiaries has infringed, or been charged or, to the best knowledge of the Borrower, threatened to be charged with any infringement of, any unexpired


                                         40.

Intellectual Property Right of any Person, except where the effect thereof would not, individually or in the aggregate, have a Material Adverse Effect. None of Informix, the Borrower or its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other Person except for arrangements that, if terminated, would not be reasonably likely to result in a Material Adverse Effect. None of Informix, the Borrower or its Subsidiaries is aware that any of its employees is obligated under any Contractual Obligation (including licenses, covenants or commitments of any nature), or subject to any judgment, decree (except as imposed by laws of general application) or order (except as imposed by laws of general application) of any Governmental Authority, that would interfere with the use of his or her best efforts to promote the interests of the Borrower or that would conflict with its business as proposed to be and as currently conducted. To the best knowledge of the Borrower, there is no material violation by any Person of any right of Informix, the Borrower and its Subsidiaries with respect to any Intellectual Property Rights owned or used by it.

     SECTION 4.13.  ENVIRONMENTAL CONDITION.  Except as set forth on
Schedule 4.13.:

          4.13.1. There exists no order, judgment or decree, and to the best knowledge of the Borrower, there is not pending or threatened, any action, suit, proceeding or investigation relating to any actual or alleged liability arising out of the presence or suspected presence of Hazardous Material, any actual or alleged violation of Environmental Requirements or any actual or alleged liability for Environmental Damages in connection with any Real Property or the business or operations of Informix, the Borrower or its Subsidiaries that has had, or as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, a Material Adverse Effect nor, to the best knowledge of the Borrower, does there exist any basis for such action, suit, proceeding or investigation being instituted or filed.

     SECTION 4.14.  ABSENCE OF CERTAIN RESTRICTIONS.  Except as set forth in
Schedule 4.14., none of Informix, the Borrower or its Subsidiaries is subject to any Contractual Obligation that restricts or limits the ability of Informix or any such Subsidiary to (a) make Restricted Affiliate Payments to the Borrower,
(b) pay Debt owed to the Borrower or any Subsidiary thereof, (c) make any loans or advances to the Borrower (except as provided in Section 5.11.) or (d) except as provided in Contractual Obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Borrower.

     SECTION 4.15. LABOR MATTERS. There are no material strikes or other labor disputes or grievances pending or, to the best knowledge of the Borrower, threatened against Informix, the Borrower or its Subsidiaries. Except as set forth in Schedule 4.15., there are no collective bargaining agreements to which Informix, the Borrower or its Subsidiaries is a party. Each of Informix, the Borrower and its Subsidiaries has complied in all material respects with the requirements of the Worker Adjustment and Retraining Notification Act, 29 U.S.C.
Section 2101 ET SEQ. (the "WARN ACT"). No claim under the WARN Act is pending or, to the best knowledge of the Borrower, threatened against Informix, the Borrower or any Subsidiary thereof nor is there any reasonable basis to anticipate any such claim, except where the effect thereof, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


                                         41.

     SECTION 4.16. TAX RETURNS. All tax returns required to be filed by Informix, the Borrower and each of its Subsidiaries have been timely filed with the appropriate tax authorities, and all taxes, assessments, fees and other governmental charges payable pursuant to such returns or otherwise have been paid or adequate reserves have been provided for payment thereof. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, except for amounts which are contested in good faith and for which the Borrower has reserved under GAAP.

     SECTION 4.17. DISCLOSURE. The information in each document, certificate or written statement (other than information referred to in Section 4.4.) furnished to the Lender Parties by or on behalf of Informix, the Borrower or any Subsidiary with respect to the business, assets, prospects, results of operation or financial condition of Informix, the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement at the time of delivery thereof, was true and correct in all Material respects and did not omit, when considered as a whole, any material fact necessary in order to make the statements made not misleading, in light of the circumstances under which they were made, PROVIDED that to the extent any such information was based upon information provided by third parties, or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions in its preparation or review of, or reliance upon, such information. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements.


                                      ARTICLE 5.

                        AFFIRMATIVE COVENANTS OF THE BORROWER

     So long as any portion of the Revolving Commitments is in effect or any Obligations remain unpaid or have not been performed in full:

     SECTION 5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower shall deliver to the Lender Parties:

          5.1.1. as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the consolidated (and consolidating) balance sheet of Informix and its consolidated subsidiaries (including the Borrower) as of the end of such year and the related consolidated (and consolidating) statements of income, stockholders' equity and cash flow of Informix and its consolidated subsidiaries (including the Borrower) for such Fiscal Year, setting forth in each case in comparative form the consolidated (and consolidating) figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such consolidated (and consolidating) financial statements, accompanied by an unqualified report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by Informix and reasonably satisfactory to the Required Lenders, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Informix and its consolidated subsidiaries (including the Borrower) as of the date indicated and their


                                         42.

results of operations and cash flows for the periods indicated are in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) in the case of such consolidating financial statements, certified by the chief financial officer of the Borrower as being fairly stated in all material respects when considered in relation to the audited consolidated financial statements of Informix and its consolidated subsidiaries (including the Borrower);

          5.1.2. as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter a consolidated (and consolidating) balance sheet of Informix and its consolidated subsidiaries (including the Borrower) as of the end of such fiscal quarter and the related consolidated (and consolidating) statements of income, stockholders' equity and cash flow for such fiscal quarter and the portion of the Fiscal Year ended at the end of such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Borrower's chief financial officer as fairly presenting the consolidated financial condition of Informix and its consolidated subsidiaries (including the Borrower) as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes;

          5.1.3. together with each delivery of financial statements pursuant to Sections 5.1.1. and 5.1.2. above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit F-6 (a "COMPLIANCE CERTIFICATE"), duly completed and setting forth the calculations required to establish compliance with Section 6.5. on the date of such financial statements;

          5.1.4. as soon as practicable and in any event within fifteen days after the end of each fiscal month, a Borrowing Base Certificate, in substantially the form of EXHIBIT F-5 (a "BORROWING BASE CERTIFICATE", setting forth Borrower's calculation of the Borrowing Base as of the end of such fiscal month;

          5.1.5. as soon as practicable and in any event within fifteen days after the end of each fiscal month, a consolidated (and consolidating) balance sheet of Informix and its consolidated subsidiaries (including the Borrower) as of the end of such month and the related consolidated (and consolidating) statements of income, stockholders' equity and cash flow for such month and the portion of the Fiscal Year ended at the end of such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Borrower's chief financial officer as fairly presenting the consolidated financial condition of Informix and its consolidated subsidiaries (including the Borrower) as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes.

          5.1.6. within three Business Days after any Senior Officer of the Borrower becomes aware of the occurrence of any Default or Event of Default, written or telephonic notice


                                         43.

of the nature of such Default or Event of Default, and within seven days thereafter, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          5.1.7. promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Borrower to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by Informix or the Borrower with the SEC and all press releases by Informix, the Borrower or any Subsidiary thereof concerning material developments in the business of Informix, the Borrower or any such Subsidiary;

          5.1.8. within three days after the Borrower becomes aware of the occurrence of (a) any Reportable Event in connection with any Plan, or (b) any Prohibited Transaction in connection with any Plan (or any trust created thereunder), notice providing reasonable details about such Reportable Event or Prohibited Transaction;

          5.1.9. within three days after the Borrower obtains knowledge of the threat or commencement of litigation or proceedings affecting Informix, the Borrower or any Subsidiary, or of any material development in any pending or future litigation, (a) that involves alleged liability in excess of $5,000,000 (in the aggregate), (b) in which injunctive or similar relief is sought that, if obtained, could have a Material Adverse Effect or (c) that questions the validity or enforceability of any Loan Document, notice providing reasonable details about the threat or commencement of such litigation or about such material development;

          5.1.10. within three days after receipt thereof, copies of all final reports or letters submitted to Informix or the Borrower by their independent certified public accountants in connection with each audit of the financial statements of Informix, the Borrower or its consolidated subsidiaries made by such accountants, including any management report, which reports Informix or the Borrower agrees to obtain in connection with each of its annual audits;

          5.1.11. within 30 days after the end of each Fiscal Year of the Borrower, a budget for the next succeeding Fiscal Year of the consolidated balance sheet and the consolidated results of operations and cash flow of Informix and its consolidated subsidiaries (including the Borrower), together with (a) an outline of the major assumptions in reasonable detail upon which the budget is based, and (b) a calculation in reasonable detail evidencing compliance with all covenants set forth herein on the basis of, and after giving effect to, such forecast;

          5.1.12. within three days after the receipt thereof by any Senior Officer of the Borrower, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Informix, the Borrower or any of its Subsidiaries for Environmental Damages;

          5.1.13. within five days after the availability thereof, copies of all amendments to the charter, bylaws or other organizational documents of Informix, the Borrower or any of its Subsidiaries;


                                         44.

          5.1.14. from time to time, such additional information regarding Informix, the Borrower or its Subsidiaries or its business, assets, liabilities, prospects, results of operation or financial condition as any Lender Party may reasonably request.

     SECTION 5.2. RECORDS AND INSPECTION. The Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Agent, the Lenders and such Persons as the Agent may designate, at reasonable times upon reasonable notice and as often as may be reasonably requested, under reasonable circumstances, to (a) visit and inspect any of its properties, (b) inspect and copy its books and records, and (c) discuss with its officers and employees, its investment bankers and its independent accountants, its business, assets, liabilities, prospects, results of operation or financial condition.

     SECTION 0.1. AUDITS OF THE COLLATERAL. The Borrower shall, upon the request of the Agent, cause auditors selected and engaged by the Agent to perform an annual audit (or, if an Event of Default then exists, additional audits) in form and substance reasonably satisfactory to the Agent, of the Collateral.

          5.3.1. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Agent or its designee to perform such additional audits of the Collateral as the Agent may reasonably request.

     SECTION 5.4. CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all Material rights and franchises, PROVIDED, HOWEVER, that the corporate existence of any Subsidiary of the Borrower may be terminated (a) as contemplated and permitted by Section 6.6. or
(b) if such termination is determined by the Board of Directors of the Borrower to be in the best interest of the Borrower and is not disadvantageous in any Material respect to the Lender Parties.

     SECTION 5.5. PAYMENT OF TAXES. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, PROVIDED, HOWEVER, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower and the Subsidiaries need not pay or discharge any such Tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     SECTION 5.6. MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all properties and other assets useful or necessary to its business, and from time to time the Borrower shall make or cause to be made all appropriate repairs, renewals and replacements thereto.


                                         45.

     SECTION 5.7.  MAINTENANCE OF INSURANCE.

          5.7.1. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with insurance companies rated A- or better by A.M. BEST Co. insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area. All liability insurance policies of the Borrower and each domestic Subsidiary shall name the Agent as an additional insured. Each insurance policy covering Collateral shall include endorsements or stipulations providing that coverages will not be canceled or diminished without at least 10 days' prior written notice to the Agent and further providing, if available on commercially reasonable terms, that coverage in favor of the Agent will not be impaired in any way by any act, omission or default of the Borrower or any other Person. In connection with all policies of insurance covering Collateral, the Borrower will cause the Agent to be named loss payee and shall provide the Agent with such loss payable or other endorsements as the Agent may reasonably require.

          0.1.1. In addition to any requirements under the Collateral Documents, (a) all property loss or damage insurance policies with respect to any assets of the Borrower shall contain lender's loss payable endorsements in favor of the Agent in form and substance satisfactory to it, which shall provide that all insurance proceeds (i) in excess of $500,000 or (ii) payable after the insurer has received written notice from the Agent that an Event of Default then exists (until a contrary notice is received), shall be payable directly to the Agent, (b) all insurance policies shall (i) provide that no cancellation, reduction in amount or material adverse change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (ii) insure the interests of the Lender Parties regardless of any breach of or violation by the Borrower or any other Person of any warranties, declarations or conditions contained therein, (iii) provide that the Lender Parties shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by the Borrower or any Subsidiary thereof in connection with obtaining of such insurance, and (c) all applicable insurance policies shall contain such other provisions as are required under the relevant Collateral Documents.

          5.7.3. Thirty days prior to the expiration date of each insurance policy maintained hereunder, the Borrower shall either (a) deliver to the Agent either (i) if available, a certificate of insurance or (ii) a copy of the binder for such renewal or (b) notify the Agent that such policy has not been renewed. If a copy of a binder is delivered pursuant to clause (a)(i) hereof, then as soon as it is available, but in any event not more than sixty (60) days after the effective date of renewal of the policy, the Borrower shall deliver to the Agent a certificate of insurance, certified to be true and correct by the insurer named therein. If at any time after the Closing Date the Borrower or any Subsidiary thereof obtains any new property loss or damage insurance policy providing coverage in excess of $500,000, the Borrower shall, within 30 days after such new policy is obtained, give notice to the Agent describing the new insurance and provide to the Agent a copy of such policy, including endorsements as required hereby, certified to be true and correct by the insurer named therein.


                                         46.

     SECTION 5.8. CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, engage only in the businesses in which the Borrower or such Subsidiary is engaged on the date hereof, except for other businesses that are ancillary, incidental or necessary to its ongoing business as presently conducted. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Applicable Law and all its Contractual Obligations.

     SECTION 5.9. FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information required to be furnished to the Lender Parties in connection with the Loan Documents shall, at the time the information is furnished, not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Lender Parties sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

     SECTION 5.10. ADDITIONAL COLLATERAL. Within 10 calendar days of the creation or acquisition after the date hereof of any Subsidiary located in, doing business in, or organized under the laws of, any jurisdiction other than the United States of America or any political subdivision thereof, the Borrower shall grant, or cause to be granted, a first priority Lien on the maximum amount of issued and outstanding Capital Stock of such Subsidiary that can be pledged without creating a deemed dividend (up to 65% of such Capital Stock), pursuant to the Pledge and Security Agreement, in form and substance satisfactory to the Agent. Upon the acquisition or lease by the Borrower of any Material personal property asset that is not then subject to a first priority Lien in favor of the Agent, the Borrower shall execute and deliver, to the Agent a Collateral Document creating such a first priority Lien, in form and substance satisfactory to the Agent. The Borrower at its own expense, shall execute and deliver, or cause to be executed and delivered, and thereafter cause to be registered, filed or recorded with the appropriate Governmental Authority, any and all documents and instruments deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing Liens and shall pay all Taxes and fees related to such registration, filing or recording.

     SECTION 5.11. SUBORDINATION OF INTERCOMPANY DEBT. The Borrower shall cause all Intercompany Debt to be subordinated to the prior payment in full in cash of the Obligations on terms of subordination satisfactory to the Required Lenders; PROVIDED, HOWEVER, that as long as no Event of Default then exists, the Borrower and its Subsidiaries may pay such Intercompany Debt in the ordinary course of business.

     SECTION 0.2. ENVIRONMENTAL COMPLIANCE. The Borrower shall comply, and shall cause its Subsidiaries to comply, in all material respects with all Environmental Requirements and shall not cause or permit to exist on any Real Property any Hazardous Materials.

                                         47.

                                      ARTICLE 6.

                          NEGATIVE COVENANTS OF THE BORROWER

     So long as any portion of the Revolving Commitments is in effect or any Obligations remain unpaid or have not been performed in full:

     SECTION 6.1. LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Borrower or any Subsidiary of the Borrower (including any indirect Subsidiary of the Borrower), whether now owned or hereafter acquired, except, without duplication:

          6.1.1.  Liens securing the Obligations;

          6.1.2.  Existing Liens;

          6.1.3. (a) Liens for taxes, assessments or charges of any Governmental Authority for claims that are not Material and are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with of GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not Material and are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of Debt; (d) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not Materially interfere with the ordinary conduct of business, Materially detract from the value of the asset to which they attach or Materially impair the use thereof; (e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; and (f) leases or subleases granted in the ordinary course of business to others not Materially interfering with the business of the Borrower, PROVIDED that clauses (a), (b) and (c) shall not apply to Environmental Liens, Liens that, under Applicable Law, would have priority over the Lien of the Collateral Documents or Liens imposed under ERISA;

          6.1.4. any attachment or judgment Lien not constituting an Event of Default;

          6.1.5. Liens on assets securing Debt permitted to be incurred or assumed on a secured basis pursuant to Section 6.2.5., including any interest or title of a lessor under any Capitalized Lease, PROVIDED that any such Lien does not encumber any property other than assets acquired, constructed or improved with the proceeds of such Debt;


                                         48.

          6.1.6. Liens existing on assets of any Person at the time such Person becomes a Subsidiary, PROVIDED (a) such Lien was not created in contemplation of such Person becoming a Subsidiary, and (b) such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Subsidiary;

          6.1.7.  Liens relating to Capital Leases permitted by Section 6.2.6.;
and

          6.1.8. any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by Section 6.1.5. or 6.1.6., PROVIDED
(a) the principal amount of Debt or other obligation secured by such renewal, extension or replacement Lien does not exceed the principal amount of the Debt or other obligation renewed, extended or replaced unless such excess is otherwise permitted hereby at the time of the extension, renewal or replacement,
(b) the average weighted maturity of such Debt or other obligation is not shortened and (c) such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced.

     SECTION 6.2. DEBT. The Borrower shall not, and shall not permit any of its Subsidiaries (including any indirect Subsidiaries) to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to, any Debt, except:

          6.2.1.  the Obligations;

          6.2.2.  Existing Debt;

          6.2.3. Intercompany Debt between the Borrower and any Subsidiary of the Borrower, to the extent in compliance with Section 5.11.;

          6.2.4. Debt incurred to refinance Debt described in Section 6.2.2.; PROVIDED that (a) the unpaid principal balance is not increased (except to the extent the increase is then otherwise permitted hereunder), and (b) if such refinanced Debt is repaid prior to its scheduled maturity, such refinancing Debt shall comply with the provisions of Section 6.9.2.;

          6.2.5. Debt incurred in the ordinary course of business for purchase-money obligations, in an amount not exceeding $2,000,000 at any time; and

          6.2.6. Capital Leases in an amount not exceeding $2,000,000 at any time.

     SECTION 6.3.  RESTRICTED AFFILIATE PAYMENTS; RESTRICTED
PAYMENTS. 6.3.1. The Borrower shall not nor shall the Borrower permit any Subsidiary to, directly or indirectly, declare, pay or make, or agree to declare, pay or make, any Restricted Affiliate Payment, PROVIDED that the Borrower can make Restricted Affiliate Payments, not to exceed $1,000,000 in the aggregate, in order to recapitalize any foreign Subsidiary to the extent necessary to comply with local governmental regulations.

          6.3.2. The Borrower shall not nor shall the Borrower permit any Subsidiary to, directly or indirectly, pay or make, or agree to pay or make, any Restricted Payment if upon the making of such a Restricted Payment or at any time during the ninety days following the making


                                         49.

of any such Restricted Payment, the Borrower's Total Liquidity shall fail to be in excess of $185,000,000.

     SECTION 6.4. INVESTMENTS. No Borrower shall, nor shall the Borrower permit any Subsidiary to, directly or indirectly, make or own any Investment, except:

          6.4.1. (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (c) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (d) demand deposits, certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, PROVIDED that with respect to foreign Subsidiaries making deposits in the ordinary course of business such bank need not be operating under the laws of the United States or any state thereof or the District of Columbia, or
(e) institutional money market funds organized under the laws of the United States of America or any state thereof that are approved in writing by the Agent or, if not so described or approved, substantially all of whose assets are securities of the types described in the foregoing clauses (a), (b), (c), and
(d);

          6.4.2. (a) trade credit extended on usual and customary terms in the ordinary course of business, and (b) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          6.4.3. any Investment identified on Schedule 4.3., limited to the amount of such Investment on the date hereof;

          6.4.4.  Investments in non-cash proceeds of permitted Asset
Dispositions;

          6.4.5. Investments to form new Subsidiaries and to establish joint ventures and other similar investments not exceeding $2,000,000 in the aggregate per year.

     SECTION 6.5.  FINANCIAL COVENANTS.

          6.5.1. QUICK RATIO. The Quick Ratio as of the last day of any Fiscal Quarter shall not be less than 1.25 to 1.00.

          6.5.2. QUARTERLY REVENUE. The Quarterly Revenue as of the last day of each Fiscal Quarter shall equal or exceed the Minimum Quarterly Revenue.


                                         50.

          6.5.3. OPERATING PROFITABILITY. As of the last fiscal day of each Fiscal Quarter ending in December 1997 and March 1998, Informix's Operating Loss (on a consolidated basis) for such Fiscal Quarter shall not be greater than $10,000,000. As of the last fiscal day of the Fiscal Quarter ending on the last Business Day of June 1998, Informix's Operating Profit (on a consolidated basis) for such Fiscal Quarter shall be at least $10,000,000. As of the last fiscal day of each Fiscal Quarter ending in September 1998 and each Fiscal Quarter thereafter, Informix's Operating Profit (on a consolidated basis) for such Fiscal Quarter shall at least $15,000,000.

          6.5.4. MINIMUM CASH FLOW. As of the last day of each fiscal quarter, beginning with the fiscal quarter ending in June 1998, Informix's Operating Cash Flow for such fiscal quarter shall be in excess of $1.00 and the Interest Coverage Ratio for such fiscal quarter shall exceed 1.25 to 1.00.

          0.2.1. CAPITAL EXPENDITURES. The Borrower shall not make any additional investment in fixed or capital assets, including with respect to Capitalized Leases (but excluding Capitalized Software Costs), in any Fiscal Year, in the aggregate, in excess of $15,000,000 PLUS any Carry Forward Amount (the capital expenditures permitted under this Section 6.5.5. shall be referred to as "PERMITTED CAPITAL EXPENDITURES").

     SECTION 6.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower shall not, and the Borrower shall not permit any Subsidiary to, directly or indirectly, enter into any merger, consolidation, reorganization or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, a significant portion of its or their business or assets, whether now owned or hereafter acquired, PROVIDED that as long as no Default or Event of Default shall exist after giving effect to such merger, consolidation or sale, any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any Wholly-Owned Subsidiary of the Borrower or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

     SECTION 6.7.  ASSET DISPOSITIONS; SALES OF RECEIVABLES.

          6.7.1. The Borrower shall not and the Borrower shall not permit any Subsidiary to, directly or indirectly, make or agree to make, any Asset Disposition unless

          6.7.1.1. the Board of Directors of the Borrower has reasonably determined in good faith that the terms of such transaction are fair and reasonable to the Borrower or such Subsidiary, as the case may be, if the transaction involves assets having a Material fair market value; and

          6.7.1.2. the Asset Disposition is otherwise permissible under the Collateral Documents and under Sections 6.6. and 6.8. and if the transaction involves assets having a Material fair market value, the terms of such transaction shall have been approved in advance by the Required Lenders.


                                         51.

          6.7.2. As promptly as practicable but in no event later than 10 days prior to any Asset Disposition, the Borrower shall deliver to the Agent a certificate, duly executed by a Senior Officer of the Borrower, setting forth in detail a description of such Asset Disposition, copies of any related agreements, the date or scheduled date of such Asset Disposition, the determination of the net cash proceeds of such Asset Disposition, the description of any non-cash proceeds and the collateral arrangements with respect thereto and such other documents and information as is necessary to demonstrate compliance with this Section 6.7.

          6.7.3. The Borrower shall not nor shall the Borrower permit any Subsidiary to, directly or indirectly, sell with or without recourse, discount (except in the ordinary course of business to compromise disputes with customers) or otherwise sell for less than the face value thereof or for consideration other than cash, Accounts Receivable and other receivables with an aggregate face value in excess of $20,000,000 during any twelve month period.

     SECTION 6.8. TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and the Borrower shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the transfer or lease of any property or the rendering of any service) with any Affiliate of the Borrower, unless (a) such transaction is in the ordinary course of business of the Borrower, and (b) such transaction is on fair and reasonable terms no less favorable to the Borrower or its Subsidiary, as the case may be, than those terms that might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate of the Borrower or, if such transaction is not one that by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, (c) if such transaction is Material, the Borrower shall have delivered to the Agent a certified resolution of its Board of Directors determining that the standards set forth in clause (b) above are satisfied with respect to such transaction and (d) if such transaction is Material, the Borrower shall deliver to the Agent an opinion of a recognized appraisal or valuation firm that the transaction is fair to the Borrower from a financial point of view, PROVIDED that this Section 6.8. shall not restrict
(i) dividends, distributions and other payments and transfers on account of the Capital Stock of the Borrower or any Subsidiary of the Borrower, (ii) payments pursuant to the terms of any Contractual Obligations in effect on the date hereof listed on Schedule 6.8., or (iii) any transaction in the ordinary course of business between the Borrower and any Subsidiary of the Borrower.

     SECTION 6.9. PREPAYMENT OF DEBT. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, directly or indirectly, make any payment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt, prior to 30 days before its originally stated maturity (or its stated maturity on the date hereof, in the case of Debt outstanding on the date hereof), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:

          6.9.1. Prepayments of the Loans or of other amounts pursuant to the Loan Documents;

          6.9.2. Prepayments made with the proceeds of new Debt incurred for the purpose of refinancing the Debt being prepaid, PROVIDED that (a) no portion of such new Debt matures or


                                         52.

is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Debt being prepaid, (b) such new Debt has the same priority vis-a-vis other Debt, and the same provision for recourse, as the Debt being paid, (c) no Default or Event of Default then exists or would result from such prepayment or refinancing; and

          6.9.3.  Payments of Intercompany Debt.

     SECTION 6.10. Employee Benefit Plans. Except to the extent that the Borrower gives thirty (30) days' prior written notice to the Agent, the Borrower will not sponsor or contribute to any new Plan, make any change to any existing Plan, or incur any obligations in respect of any Multiemployer Plan that would in any Material way increase the obligations of the Borrower in any Material respect.

     SECTION 6.11. AMENDMENTS OF CHARTER DOCUMENTS. The Borrower shall not, nor permit any Subsidiary to, amend its charter, bylaws or other charter documents in any respect that affects the voting rights of Capital Stock included in the Collateral or holders thereof, increases payment obligations of the Borrower, affects the validity or enforceability of any Loan Document or Lien thereunder or that otherwise could have a Material Adverse Effect, without in each case obtaining the prior written consent of the Required Lenders.

     SECTION 6.12. RESTRICTIVE AGREEMENTS. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, enter into any Contractual Obligation that, directly or indirectly, restricts or limits the ability of such Subsidiary to (a) pay dividends or make distributions on its Capital Stock, (b) pay Debt owed to the Borrower or any Subsidiary, (c) make any loans or advances to the Borrower (except as provided in Section 5.11.), or (d) except as provided in Contractual Obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Borrower.

     SECTION 0.4. NEGATIVE PLEDGES, ETC. The Borrower shall not, or nor shall the Borrower permit any Subsidiary to, enter into or otherwise become subject to, directly or indirectly, any agreement

          0.4.1. prohibiting or restricting the Borrower or any Subsidiary of the Borrower in any manner (including by way of covenant, representation or default), from (a) incurring, creating or assuming any Debt or Lien upon any of its assets, (b) selling or otherwise disposing of any of its assets, (c) making any Investments or Capital Expenditures, (d) suffering any change of control, or
(e) amending any Loan Document, except that clauses (a) and (b) shall not apply to any Debt otherwise permissible under Section 6.2; or

          0.4.2. providing that any default by the Borrower if the Borrower is not a party to such agreement with respect to any obligation not arising under such agreement is a default under such agreement.

     SECTION 0.5. SALE/LEASE BACKS. The Borrower shall not enter into any sale and leaseback agreement covering any of its fixed or capital assets.


                                         53.

     SECTION 0.6. ACQUISITIONS. Without the prior written consent of the Required Lenders, the Borrower shall not make or become contractually obligated to make one or more Acquisitions which requires the payment of aggregate consideration in excess of $5,000,000 per year.


                                      ARTICLE 7.

                                  EVENTS OF DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "EVENT OF DEFAULT"):

          7.1.1. FAILURE TO MAKE PAYMENTS. The Borrower (a) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) any principal of any Loan or any reimbursement for a drawing under any Letter of Credit, or (b) shall fail to pay any interest, Fees or other amounts payable under the Loan Documents within three Business Days of the date when due under the Loan Documents; or

          7.1.2. DEFAULT IN OTHER DEBT. (a) The Borrower or any Subsidiary of the Borrower shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Debt with a principal amount in excess of $2,000,000 or (b) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any such other Debt, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the other Debt (or a Person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such other Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment); or

          7.1.3. BREACH OF CERTAIN COVENANTS. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under
Section 2.3., Section 5.1.6., Section 5.4. (insofar as it requires the preservation of the corporate existence of the Borrower), or any Section of
Article 6. not covered by 7.1.4 hereof; or

          7.1.4. CERTAIN DEFAULTS UNDER ARTICLE 6. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of Sections 6.1. through 6.4., 6.7., 6.8., 6.12. though 6.13. (inclusive of subsections thereof) and such failure shall not have been remedied within ten (10) days after a Senior Officer of Borrower has knowledge of such failure; PROVIDED, HOWEVER, that no such ten (10) day cure period shall be available with respect to any failure by the Borrower that by its nature is incapable of being remedied; or


                                         54.

          7.1.5. OTHER DEFAULTS UNDER LOAN DOCUMENTS. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of any Loan Document (other than those provisions referred to in Sections 7.1.1. and 7.1.3.) and such failure shall not have been remedied within 20 days after a Senior Officer of the Borrower becomes aware of such failure; or

          7.1.6. BREACH OF WARRANTY. Any representation or warranty or certification made or furnished by the Borrower under any Loan Document shall have been false or incorrect in any material respect when made (or deemed made); or

          7.1.7. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. There shall be commenced against the Borrower, or any Subsidiary, an involuntary case seeking the liquidation or reorganization of the Borrower or such Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Borrower or such Subsidiary or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) the Borrower or such Subsidiary consents to the institution of the involuntary case or proceeding; (b) such petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (d) an order for relief shall have been issued or entered therein; or

          7.1.8. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any Subsidiary shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Borrower or Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          7.1.9. CHANGE OF CONTROL. A Change of Control shall occur at any time; or

          7.1.10. TERMINATION OF LOAN DOCUMENTS, ETC. Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, or any Lien in favor of the Agent thereunder shall fail to have the priority required thereunder with respect to any Collateral, except upon a release or termination of such Loan Document or Lien pursuant to the terms thereof; or the Borrower shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any Material provision thereof; or


                                         55.

          7.1.11. MATERIAL ADVERSE CHANGE. A Material Adverse Change shall have occurred since the Closing Date, PROVIDED that for purposes of determining whether a Material Adverse Change has occurred, any changes, modifications or developments relating to any such previously disclosed conditions and events that occur subsequent to the Closing Date shall be deemed to not have been a part of any such prior disclosure; or

          7.1.12. JUDGMENTS AND ATTACHMENTS. (a) Other than the Shareholder Litigation, the Borrower or any Subsidiary shall suffer any money judgments, fines, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount or value in excess of $2,000,000 (excluding therefrom money judgments to the extent covered by insurance as to which the carrier has accepted liability) and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 30 days or, in any event, within 10 days of the date of any proposed sale thereunder; or
(b) a judgment creditor shall obtain possession of any Material portion of the assets of the Borrower or any Subsidiary by any means, including levy, distraint, replevin or self-help.

     SECTION 7.2.  REMEDIES.  Upon the occurrence of an Event of Default:

          7.2.1. If an Event of Default occurs under Section 7.1.7. or 7.1.8., then the Revolving Commitments shall automatically and immediately terminate, and the obligation of the Lender Parties to make any Loan or issue any Letter of Credit hereunder shall cease, and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

          7.2.2. If an Event of Default occurs, other than under Section 7.1.7. or 7.1.8., the Agent may, or upon written request of the Required Lenders shall, by written notice to the Borrower, declare the Revolving Commitments terminated, whereupon the obligation of the Lender Parties to make any Loan or issue any Letter of Credit hereunder shall cease, and/or declare the unpaid principal amount of the Loans and all other Obligations to be, and the same shall thereupon become, due and payable, without presentment, demand, protest, any additional notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

          7.2.3. If an Event of Default occurs under Section 7.1.7. or 7.1.8. or if any other Event of Default occurs and the Agent declares the Loans due and payable, the Borrower shall be immediately obligated, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower, to pay immediately to the Agent, an amount of cash equal to the Letter of Credit Liability. Any amounts so received shall be deposited in an interest bearing account maintained by the Agent as collateral (the "CASH COLLATERAL COVER") for all Obligations of the Borrower.
At any time after any such Obligations shall become due and payable (whether by drawing on a Letter of Credit or otherwise) the Cash Collateral Cover may be applied in whole or in part by the Agent against or on account of all or any part of the Obligations that have become so due and payable. Interest earned on this account,


                                         56.

to the extent such interest is not required for, or applied to, the payment or repayment of the Obligations, shall be paid to the Borrower.


                                      ARTICLE 8.

                              THE AGENT AND THE LENDERS

     SECTION 8.1.  AUTHORIZATION AND ACTION.

          8.1.1. Each Lender and the L/C Issuer hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents (including as its collateral agent under the Collateral Documents), to execute and deliver or accept, on its behalf, the other Loan Documents and any other documents, instruments and agreements related thereto or hereto to take such action on its behalf under the provisions hereof and thereof and to exercise such rights, remedies, powers and privileges hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.

          8.1.2. Except for any matters expressly subject to the consent or approval of the Agent under the Loan Documents, the Agent shall not, without the prior approval of the Required Lenders (or, as provided in Section 9.3., all of the Lenders), consent to any departure by the Borrower from the terms of, waive any default or otherwise amend this Agreement or any other Loan Documents. The Agent will, to the extent practicable under the circumstances, consult with the other Lender Parties prior to taking action on their behalf under the Loan Documents and in acting as their Agent thereunder. The Agent will not take any action contrary to the written direction of Required Lenders, will take any lawful action not contrary to the provisions of the Loan Documents prescribed in written instructions of the Required Lenders (or, as provided in Section 9.3., all the Lenders) and, as to any matters not expressly provided for by the Loan Documents (including enforcement or collection), may decline to take any action, except upon the written instructions of the Required Lenders (or, as provided in Section 9.3., all the Lenders). If such instructions are requested reasonably promptly, the Agent shall be absolutely entitled to refrain from taking any action and shall not have any liability to the Borrower or any Lender for refraining from taking any action until it shall have received such instructions; PROVIDED, HOWEVER, that the Agent shall in no event be required to take or refrain from taking any action that would, in the Agent's opinion, be inconsistent with the Agent's practice in similar situations when acting solely for its own account or be contrary to the provisions of any Loan Document or Applicable Law.

          8.1.3. The Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of any right, power or authority granted to the Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority. The Agent shall not be required to exercise any right, power, remedy or privilege granted to it in any Loan Document, to ascertain or inquire whether any Default or Event of Default has occurred and is continuing, or to inspect the property (including the books


                                         57.

and records) of the Borrower or to take any other affirmative action, except as provided in Section 7.2., or unless requested or directed to do so in accordance with the provisions of Section 8.1.2.

          8.1.4. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Lender Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Agent or any of its Affiliates.

     SECTION 8.2. EXCULPATION; RELIANCE; ETC. None of the Agent, the Syndication Agent, or any of their respective directors, officers, agents, attorneys or employees shall be liable to the Borrower or any other Lender Party for any action taken or omitted to be taken by it or them under or in connection with any Loan Document (a) with the consent or at the request of the Required Lenders (or, as provided in Section 9.3., all the Lenders), or (b) in any other circumstances, except for its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Neither the Agent nor the Syndication Agent makes any warranty or representation to any other Lender Party and neither shall be responsible to any other Lender Party for any recitals, statements, warranties or representations made in, or in connection with, any Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any Loan Document or any financial information, opinions of counsel or other documents executed and delivered pursuant thereto, or for the financial condition of the Borrower. Neither the Agent nor the Syndication Agent shall be responsible to any Lender for the satisfaction of any condition specified in Article 3., except receipt of items required to be delivered to the Agent or the Syndication Agent, or for the value, effectiveness, priority, genuineness, validity, of any Collateral or any Lien thereon. The Agent may treat the payee of any Revolving Loan Note as the holder thereof until the Agent receives the related Assignment and Acceptance signed by such holder and the assignee and in form satisfactory to the Agent. The Agent shall be entitled to rely upon any notice, certificate or other writing believed by the Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by the Agent and to act in reliance upon the advice of such counsel and other experts concerning its actions and duties hereunder.

     SECTION 8.3. AGENT AND AFFILIATES. The Agent and each other Lender that is a party hereto as a Lender and in some other capacity, shall in its capacity as a Lender, have the same rights, powers and obligations under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent or such other Lender Party, including the right to give or deny consent to any action requiring consent or direction of the Required Lenders or all the Lenders. The Agent, each such other Lender Party and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary


                                         58.

and any Affiliate of the Borrower, all as if the Agent or such other Lender Party were not the Agent or such other Lender Party and without any duty to account therefor to the Lenders. The Agent or such other Lender Party shall be entitled to receive from the Borrower its fees or portions thereof in connection with this transaction without any liability to account therefor to any other Lender, except as the Agent or such other Lender Party may have expressly agreed.

     SECTION 8.4. LENDER CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent, the Syndication Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent, the Syndication Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     SECTION 8.5. INDEMNIFICATION. The Agent shall in no event be required to take any action under the Loan Documents or in relation thereto unless it shall first be indemnified to its satisfaction by the other Lender Parties against any and all liability and expense that it may incur by reason of taking any such action. Each Lender agrees to indemnify and hold the Agent harmless (to the extent not promptly paid or reimbursed by the Borrower), ratably according to their respective Revolving Commitments, from and against any and all (a) costs, expenses and other amounts incurred by the Agent otherwise payable by the Borrower pursuant to Section 9.1. and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Agent, except to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not promptly reimbursed for such expenses by the Borrower.

     SECTION 8.6. SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with or without cause by written action of all Lenders (other than the Agent) delivered to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the written consent of Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's notice of resignation or the removal of the Agent, then the retiring or removed Agent may, on behalf of the other Lender Parties, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus of at least $100,000,000, or a branch or agency of such a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof. Upon the acceptance of any appointment as the Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and


                                         59.

duties of the retiring Agent, and the retiring Agent shall be discharged of its duties and obligations under the Loan Documents. Upon any retiring Agent's resignation or removal, the provisions of this Article 8. (as well as other expense reimbursement, indemnification and exculpatory provisions in the other Loan Documents) shall continue in effect for its benefit as to any actions taken or omitted by it while it was Agent.

     SECTION 8.7. EXCESS PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Obligations in excess of its pro rata share of payments and other recoveries on account of such Obligations obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in such Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to such Lender to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 8.7. may, to the fullest extent permitted by Applicable Law and by
Section 9.10., exercise all of its rights of payment (including setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 8.8. LENDER PARTIES. The provisions of this Article 8. are solely for the benefit of the Agent and the other Lender Parties and the Borrower shall not have any right to rely on or enforce any of the provisions hereof (except that (i) the provisions of Sections 8.6. and 8.9.5. are also for the benefit of the Borrower and (ii) the Borrower is entitled to rely on any release executed by the Agent as authorized by Section 8.9.). In performing its functions and duties under the Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

     SECTION 8.9.  COLLATERAL AND GUARANTY MATTERS.

          8.9.1. Except as specifically otherwise provided in any of the Collateral Documents, the Agent is hereby authorized on behalf of all of the Lenders, without assumption of any duty or obligation in respect of and without the necessity of any notice to or further consent from any other Lender Party, to take any action with respect to any Collateral or Collateral Documents that may be necessary to perfect and maintain perfected the Agent's Liens upon the Collateral.

          8.9.2. The Lenders hereby irrevocably authorize the Agent, in its discretion, to release any Lien held by the Agent upon any Collateral (a) from and after the day of termination of any Collateral Document pursuant to the terms thereof; (b) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is permitted under the relevant Collateral Document (and the Agent may rely conclusively on any such certificate, without further inquiry, unless notified to the contrary by the Required Lenders); or (c) approved, authorized or ratified in writing by all Lender Parties in accordance with Section 9.3.; PROVIDED,


                                         60.

HOWEVER, that (i) the Agent shall not be required to execute any such documents on terms that create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all assets retained by the Borrower, including the proceeds of any Asset Disposition, all of which shall continue to constitute part of the Collateral. Upon request by the Agent at any time, the other Lender Parties will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 8.9.2.

          8.9.3. The Agent shall have no obligation whatsoever to any other Lender Party or other Person to assure that the Collateral exists or is owned by the Borrower or (except as otherwise expressly required by the Collateral Documents) is cared for, protected or insured, or that the Liens of the Agent thereunder have been properly created, perfected, protected or enforced or are entitled to any particular priority.

          8.9.4. Except as otherwise provided in the Loan Documents, the Agent may act in any manner it may deem appropriate in respect of the Collateral, in its discretion, given the Agent's own interest in the Collateral as a Lender, and the Agent shall have no duty or liability whatsoever with respect thereto to any other Lender Party.

          8.9.5. Each Lender Party hereby approves the form of the other Loan Documents attached as exhibits to this Agreement and hereby authorizes the Agent on its behalf to accept from the Borrower and execute and deliver as Agent, the other Loan Documents in substantially the form of such exhibits, with such changes, additions or deletions as the Agent, in its discretion, may approve as necessary or appropriate, such approval to be conclusively evidenced by the Agent's acceptance or execution thereof. Each Lender Party also authorizes the Agent to accept, or execute and deliver, such additional documents (including financing statements, opinions, certificates and other documents in form and substance satisfactory to the Agent, in its discretion) in connection with the closing pursuant to Section 3.1. or any subsequent closing for the pledge of any other Collateral or any additional guaranties as the Agent, in its discretion, may approve, such approval to be conclusively evidenced by the Agent's acceptance or execution thereof.

     SECTION 8.10.  PAYMENTS; AVAILABILITY OF FUNDS; CERTAIN NOTICES.

          8.10.1. If the Agent shall fail to deliver to any other Lender Party its share of any payment received from the Borrower as and when required by
Section 2.9., the Agent shall pay to such Lender its share of such payment together with interest on such amount at the Federal Funds Effective Rate, for each day from the date such amount was required to be paid to such Lender until the date the Agent pays such amount to such Lender, calculated as set forth in
Section 2.4.4.

          8.10.2. Unless (a) the Agent shall have been notified by a Lender prior to the date upon which a Loan is to be made or (b) the Agent shall have been notified by the Borrower prior to the date on which the Borrower is required to make any payment hereunder that such Lender or the Borrower, as the case may be (the "OBLIGATED PARTY"), does not intend to make available to


                                         61.

the Agent the Obligated Party's portion of such Loan or such payment, the Agent may assume that the Obligated Party will make such amount available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower (in the case of a Loan) or the Lenders (in the case of a payment by the Borrower) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by the Obligated Party, the Agent shall be entitled to recover such amount on demand from the Obligated Party (or, in the case of a Loan, if the Lender that is the Obligated Party fails to pay such amount forthwith upon such demand, from the Borrower). Such amount shall be payable together with interest thereon from the day on which such corresponding amount was made available by the Agent to the Lender or the Borrower, as applicable, to the date of payment by the Obligated Party (or the Borrower, as applicable), at a rate of interest equal to (i) in the case of any payment by any other Lender Party, the Federal Funds Effective Rate, and (ii) in the case of any payment by the Borrower, the interest rate applicable to the Loan.

          8.10.3. The Agent shall promptly notify the Lenders by telecopy of each Interest Period chosen by the Borrower, the Adjusted LIBOR Rate for each Interest Period (and the relevant interest rate), the date of any expected payment and all other material notices transmitted by the Borrower.

     SECTION 8.11. OBLIGATIONS OF LENDER PARTIES SEVERAL; ENFORCEMENT BY THE AGENT.

          8.11.1. Each Lender Party's obligations hereunder are several, and not joint or joint and several. The failure of any Lender Party to make any Loan or otherwise to perform its obligations hereunder will not increase the obligations of any other Lender Party. Notwithstanding the foregoing, any Lender may assume, but shall have no obligation to any Person to assume, any non-performing Lender's obligation to make a Loan. Nothing contained in this Agreement and no action taken by the Agent or any other Lender Party pursuant to this Agreement shall be deemed to constitute the Agent and any other Lender Party to be a partnership, an association, a joint venture or any other kind of entity.

          8.11.2. Each Lender agrees that, except with the prior written consent of the Agent or as provided in Section 9.10., no Lender Party shall have any right individually to realize upon the Collateral or otherwise enforce any Loan Document or any provision thereof, or make demand thereunder, it being agreed that such rights and remedies may only be exercised by the Agent for the ratable benefit of the Lenders upon the terms of this Agreement.


                                      ARTICLE 9.

                                    MISCELLANEOUS

     SECTION 9.1. EXPENSES. The Borrower shall pay within 10 days (or, in the case of costs and expenses incurred prior to the Closing Date, within two Business Days after receipt of invoices) after demand:


                                         62.

          9.1.1. any and all reasonable attorneys' fees and disbursements and all reasonable (including allocated costs of in-house counsel) and out-of-pocket costs, fees and expenses incurred by the Agent or the Syndication Agent in connection with (a) the development, drafting and negotiation of the Loan Documents and the syndication and closing of the transactions contemplated thereby including, without limitation, costs, fees and expenses relating to collateral examination and audits, filing fees, appraisals, independent financial consultant reports and environmental surveys, and (b) any amendments to or the administration of the Loan Documents (including reasonable costs and expenses incurred in connection with any appraisal or environmental assessment); and

          9.1.2. any and all reasonable costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Lender Parties in any workout, restructuring or similar arrangements or, after a Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceedings.

     SECTION 9.2.  INDEMNITY.

          9.2.1. The Borrower shall indemnify, defend and hold harmless each Lender Party and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of each Lender Party (collectively, the "INDEMNITEES") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Loans or the issuance of Letters of Credit, and (b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit (including the failure of the L/C Issuer to honor a drawing as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority) (the "INDEMNIFIED LIABILITIES"); PROVIDED that (i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and
(ii) Indemnified Liabilities shall include amounts attributable to the passive or active negligence of any Lender Party, and (iii) the Borrower shall not have any obligation hereunder in respect of (A) legal proceedings between the Lender Parties or between any Lender Party and any participant or (B) Indemnified Liabilities arising from a breach of any Loan Document by the Indemnitee making a claim hereunder.

          9.2.2. Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge that may give rise to a claim under clause (b) of Section 9.2.1., PROVIDED that the failure to so notify the Borrower shall in no way impair the Borrower's obligations under this Section 9.2.2 (except to the extent that such failure to so notify arises from the gross negligence or willful misconduct of such Indemnitee and has a Material Adverse Effect on the Borrower). If


                                         63.

any investigative, judicial or administrative proceeding is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this
Section 9.2.2, the Borrower, to the extent and in the manner directed by the Indemnitee, will resist and defend such proceeding with counsel designated by the Borrower (which counsel shall be reasonably satisfactory to the Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ, or proceeding. The Borrower shall keep such Indemnitee advised of the status of such defense and consult with such Indemnitee prior to taking any material position with respect thereto. Such Indemnitee shall, however, be entitled to employ counsel separate from counsel for the Borrower and from any other party in such proceeding if such Indemnitee shall reasonably determine that a conflict of interest or other circumstance exists that makes representation by counsel chosen by the Borrower not advisable. The reasonable fees and disbursements of such separate counsel shall be paid by the Borrower. Such Indemnitee shall not agree to the settlement of any such claim without the consent of the Borrower, unless the Borrower shall have been given notice of the commencement of an action and shall have failed to provide the defense thereof as herein provided or an Event of Default shall have occurred.

          9.2.3. To the extent that the undertaking to indemnify and hold harmless set forth in Section 9.2.1. may be unenforceable as violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

     SECTION 9.3.  WAIVERS; AMENDMENTS IN WRITING.

          9.3.1. No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent in its capacity as Agent and the Required Lenders. Notwithstanding the foregoing,

          9.3.1.1. no amendment that has the effect of (a) reducing the rate or amount, or extending the stated maturity or due date, of any amount payable by the Borrower to any Lender Party under the Loan Documents, (b) increasing the amount, or extending the stated termination or reduction date, of any Lender's Revolving Commitment hereunder or subjecting any Lender Party to any additional obligation to extend credit, (c) altering the rights and obligations of the Borrower to prepay the Loans,
     (d) permitting the creation of any Lien ranking prior to or on a parity with the Lien of any Collateral Document, releasing any part of the Collateral (except as permitted under the Loan Documents) or otherwise depriving any Lender Party of the security afforded by the Lien of any Collateral Document, (e) releasing the Guarantor under any guaranty (except as permitted under the Loan Documents), or (f) changing this Section 9.3. or the definition of the term "Required Lenders," shall be effective unless the same shall be signed by or on behalf of all of the Lenders;

          9.3.1.2. no amendment that has the effect of (a) increasing the duties or obligations of the Agent, (b) increasing the standard of care or performance required on


                                         64.

     the part of the Agent, or (c) reducing or eliminating the indemnities or immunities to which the Agent is entitled (including any amendment of this Section 9.3.1.2.), shall be effective unless the same shall be signed by or on behalf of the Agent; and

          9.3.1.3. no amendment that has the effect of (a) increasing the duties or obligations of the L/C Issuer, (b) increasing the standard of care or performance required on the part of the L/C Issuer, or (c) reducing or eliminating the indemnities or immunities to which the L/C Issuer is entitled (including any amendment of this Section 9.3.1.2.), shall be effective unless the same shall be signed by or on behalf of the L/C Issuer; and

          9.3.1.4. Notwithstanding anything to the contrary, Schedule 4.3. may be amended by written notice by the Borrower to the Agent, to the extent necessary to reflect transactions occurring after the date hereof that are otherwise permissible hereunder.

          9.3.1.5. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 9.3. shall be binding upon each present and future Lender Party and the Borrower.

     SECTION 9.4. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender Parties under Applicable Law or otherwise. No failure or delay on the part of any Lender Party in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

     SECTION 9.5. NOTICES, ETC. All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 9.5., all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on
Schedule 1.1.B (in the case of the Lender Parties) or 9.5. (in the case of the Borrower).

     SECTION 9.6. SUCCESSORS AND ASSIGNS. 9.6.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign or transfer any interest hereunder without the prior written consent of each Lender Party.

          9.6.2. Each Lender shall have the right at any time to assign (an "ASSIGNMENT") all or any portion of such Lender's Revolving Commitment, participation in Letters of Credit and outstanding Loans to one or more banks or other institutions; PROVIDED, HOWEVER, that (a) each


                                         65.

Assignment shall be of a portion of the Revolving Commitment of at least equal to $5,000,000 (or a lesser amount equal to such Lender's entire Revolving Commitment), (b) unless otherwise agreed by the Agent, each Assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;
(c) unless a Default or Event of Default then exists, no Assignment (other than an Assignment to a Person that is then a Lender or an Affiliate of a Lender) shall be effective without the consent of the Borrower and the Agent, which consents shall not be unreasonably withheld or delayed; (d) the parties to the Assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit H (an "ASSIGNMENT AND ACCEPTANCE"); (e) the assigning Lender shall pay to the Agent a processing and recording fee of $3,500; and no Assignment shall be effective for any purpose unless and until the Agent accepts such Assignment and makes an appropriate entry thereof in the Register (as defined below). Upon satisfaction of the conditions in clauses (a) through (e) of the proviso to the immediately preceding sentence with respect to any proposed Assignment, the Agent shall accept the Assignment, make appropriate entries thereof in the Register and send notice thereof to the Borrower and all other Lender Parties. From and after the date on which the conditions in the foregoing clauses and the Assignment and Acceptance have been satisfied, the assignee shall be a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations (including the obligation to participate in Letters of Credit) of the assigning Lender hereunder, and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, cease to be a party hereto).

          9.6.3. The Agent shall maintain at the Agent's Office a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names of the Lender Parties and their respective Revolving Commitments. The entries in the Register shall be conclusive as against the Borrower and each Lender Party, in the absence of manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

          9.6.4. Each Lender shall have the right at any time to grant or sell participations (each a "PARTICIPATION") in all or any portion of such Lender's Revolving Commitment, participation in Letters of Credit and outstanding Loans to one or more banks or other institutions, subject to the terms and conditions set forth in this Section 9.6.4. If any Lender sells or grants a Participation,
(a) such Lender shall make and receive all payments for the account of its participant, (b) such Lender's obligations under this Agreement shall remain unchanged, (c) such Lender shall continue to be the sole holder of its Revolving Loan Notes and other Loan Documents subject to the Participation and shall have the sole right to enforce its rights and remedies under the Loan Documents,
(d) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (e) the Participation agreement shall not restrict such Lender's ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the


                                         66.

Loan Documents or any Collateral, except that the participant may be granted the right to consent to any (a) reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or Fees payable by the Borrower and subject to the Participation, (b) increase in the amount or extension of the stated termination or any reduction date of the affected Revolving Commitment or (c) release of all or substantially all of the Collateral or any Guarantor under its Guaranty, except to the extent otherwise provided in the Loan Documents. A participant shall have the rights of the Lenders under Sections 2.11., 2.13. and 9.10., subject to the obligations imposed by such Sections; PROVIDED that amounts payable to any participant shall not exceed the amounts that would have been payable under such Sections to the Lender granting the Participation, had such Participation not been granted, unless the Participation is made with the prior written consent of the Borrower.

          9.6.5. Each Lender may at any time assign or pledge any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 9.6.2. or 9.6.4.

          9.6.6. Subject to the provisions of Section 9.7., each Lender Party shall have the right at any time to furnish one or more potential assignees or participants with any information concerning the Borrower and the Subsidiaries that has been supplied by the Borrower to any Lender Party, so long as such potential assignee or participant executes a confidentiality agreement including the matters set forth in Section 9.7. The Borrower shall supply all reasonably requested information and execute and deliver all such instruments and take all such further action (including, in the case of an Assignment, the execution and delivery of replacement Revolving Loan Notes) as the Agent may reasonably request in connection with any Assignment or Participation arrangement.

     SECTION 9.7. CONFIDENTIALITY. Each Lender will maintain any confidential information that it may receive from the Borrower or any Subsidiary pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Borrower, except for disclosure:
(a) to legal counsel, accountants and other professional advisors to the Lender Party; (b) to regulatory officials having jurisdiction over the Lender Party;
(c) required by Applicable Law or in connection with any legal proceeding;
(d) to any other Lender Party;(e) to another Person in connection with a potential Assignment or Participation, PROVIDED such Person shall have agreed in writing to be subject to this Section 9.7.; (f) to prospective purchasers of Collateral after an Event of Default; and (g) of information that has been previously disclosed publicly without breach of this provision.

     SECTION 9.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE, SHALL IN ALL RESPECTS BE INCORPORATED INTO SECTION 2.2. AND SHALL APPLY TO ALL LETTERS OF CREDIT.


                                         67.

     SECTION 9.9.  SERVICE OF PROCESS AND CHOICE OF FORUM.

          9.9.1. IN ANY ACTION AGAINST THE BORROWER, SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SCHEDULE 9.5., WHICH SERVICE SHALL BE DEEMED SUFFICIENT FOR PERSONAL JURISDICTION AND SHALL BE DEEMED EFFECTIVE 10 DAYS AFTER MAILING.

          9.9.2. Nothing contained in this Section shall preclude the Lender Parties from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where the Borrower or any of its assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

     SECTION 9.10. SET OFF. In addition to any rights now or hereafter granted under Applicable Law, during the existence of any Event of Default, each Lender Party is hereby irrevocably authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Lender Party to or for the credit or the account of the Borrower, against and on account of the obligations of the Borrower to such Lender Party under the Loan Documents to which the Borrower is a party, irrespective of whether or not such Lender Party shall have made any demand for payment and although such obligations may be contingent and unmatured.

     SECTION 9.11. CHANGES IN ACCOUNTING PRINCIPLES. If any changes in generally accepted accounting principles after the date of this Agreement result from the promulgation of rules, regulations, pronouncements, or opinions of, or the imposition of requirements by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the negative covenants, standards or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

     SECTION 9.12. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.


                                         68.

     SECTION 9.13. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

     SECTION 9.14. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Lender Parties shall not diminish the Lender Parties' right to rely thereon. Without limitation, the agreements and obligations of the Borrower contained in Sections 2.11., 2.12., 2.13., 2.1.3., 9.1. and 9.2., and the obligations of the Lenders under Section 8.5. and 9.7 shall survive the payment in full of all other Obligations.

     SECTION 9.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Faxed signatures to this Agreement shall be binding for all purposes.

     SECTION 9.16. COMPLETE AGREEMENT. This Agreement, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

     SECTION 9.17.  LIMITATION OF LIABILITY.

     No claim shall be made by the Borrower or any Subsidiary of the Borrower against any Lender Party or the Affiliates, directors, officers, employees or agents of any Lender Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 9.18. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                          [Space intentionally left blank.]


                                         69.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


                                   AGENT:
                                   ------

                                   BANKBOSTON, N.A.,
                                   A NATIONAL BANKING ASSOCIATION,
                                   as Agent, L/C Issuer and a Lender


                                   By: /s/ Maia D. Heymann
                                       ------------------------------------
                                   Name: Maia D. Heymann
                                         ----------------------------------
                                   Title: Vice President
                                          ---------------------------------

                                   SYNDICATION AGENT:
                                   ------------------

                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Syndication Agent


                                   By: /s/ Timothy Doyle
                                       ------------------------------------
                                   Name: Timothy Doyle
                                         ----------------------------------
                                   Title: Managing Director
                                          ---------------------------------


                                   LENDERS:
                                   --------

                                   CIBC INC.,


                                   By: /s/ Timothy Doyle
                                       ------------------------------------
                                   Name: Timothy Doyle
                                         ----------------------------------
                                   Title: Managing Director
                                          ---------------------------------


                                          1.

                                   BANQUE PARIBAS


                                   By: /s/ Jonathan Leone
                                       ------------------------------------
                                   Name: Jonathan Leone
                                         ----------------------------------
                                   Title: Vice President
                                          ---------------------------------



                                   By: /s/ Stan Beckman
                                       ------------------------------------
                                   Name: Stan Beckman
                                         ----------------------------------
                                   Title: Managing Director
                                          ---------------------------------


                                          2.

                                   BORROWER:

                                   INFORMIX SOFTWARE, INC.,
                                   A DELAWARE CORPORATION


                                   By: /s/ Jean Yves Dexmier
                                       ------------------------------------
                                   Name: Jean Yves Dexmier
                                         ----------------------------------
                                   Title: Executive Vice President
                                          ---------------------------------
                                          and Chief Financial Officer
                                          ---------------------------------




                                          3.

     EXHIBITS B-1, C-1 and C-2 to the Credit Agreement have been filed separately with the Commission as Exhibits 10.50, 10.49 and 10.48, respectively, to the Registration Statement.

     Schedules to the Credit Agreement have not been filed herewith. Registrant agrees to file said schedules supplementally with the Commission if so requested.

                                                                    EXHIBIT A-1

                                       FORM OF
                                 REVOLVING LOAN NOTE

$_________                                        Menlo Park, California

                                                  December ___, 1997

          FOR VALUE RECEIVED, the undersigned, Informix Software, Inc., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of __________, a __________ (the "LENDER"), for the account of its Lending Office, the lesser of (i) the principal sum of __________ and (ii) the aggregate unpaid principal amount of the Revolving Loans (the "LOANS") made by the Lender to the Borrower PLUS all Letter of Credit Liability to Lender under the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of each such Loan from time to time outstanding on the dates and at the rates specified in the Credit Agreement.

          This Revolving Loan Note (the "NOTE") is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among the Borrower, each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (including the Lender, the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity the "AGENT"), to which reference is hereby made for a more complete statement of the terms and conditions on which the Loans evidenced hereby are made and are to be repaid. The Credit Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for voluntary and mandatory prepayments under certain circumstances and upon certain terms and conditions. This Note is entitled to the benefits of the other Loan Documents described in the Credit Agreement.

          Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement. All payments due hereunder shall be made to the Agent at the time and place, in the type of funds, and in the manner set forth in the Credit Agreement, without any deduction whatsoever, including, without limitation, any deduction for any set-off, recoupment, counterclaim or Taxes. The Borrower hereby waives diligence, presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the execution, delivery, performance or enforcement of this Note, except as otherwise set forth in the Credit Agreement.

          The Lender is authorized (but not obligated) to endorse on the Schedule hereto, or on a continuation thereof, each Loan made by the Lender and any of the Lender's participation in and under Letter of Credit and each payment or prepayment with respect thereto. The Borrower promises to pay all costs and expenses, including attorneys' fees and disbursements, incurred in the collection or enforcement hereof.

          Except as permitted by Section 9.6 of the Credit Agreement, this Note may not be assigned to any Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA. THE BORROWER AND, BY ACCEPTANCE HEREOF, THE LENDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                                   Informix Software, Inc., a Delaware
                                   corporation.

                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                      SCHEDULE
                                 REVOLVING LOAN NOTE


--------------------------------------------------------------------------------
                                             Amount of     Unpaid
          Type and                           Principal    Principal
Funding   Amount of  Interest                 Paid or     Amount of    Notation
 Date       Loan      Period   Interest Rate  Prepaid       Note       Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     EXHIBIT E-1

                                       FORM OF
                                 NOTICE OF BORROWING

TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "BORROWER"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Pursuant to Article 2 of the Credit Agreement:

          1. The Borrower hereby requests to borrow Revolving Loans in the aggregate amount of $ ______________ on ____________, 199__(1)in the form of
__________(2)Loans [for an Interest Period, in the case of LIBOR Rate Loans, of
_____(3)](the "REVOLVING LOANS"); and

          2.   The Borrower hereby represents and warrants as follows:

          (a) All of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of this date (except to the extent that such representations and warranties expressly were made only as of a specific date);

---------------------

(1) Must be a Business Day or a LIBOR Business Day, as applicable.

(2) Insert form of Loans (Base Rate or LIBOR Rate)

(3) Must be one, two, three or six months.

          (b) No Default or Event of Default exists or would result from the making of the Loans; and

          (c) All other conditions to borrowing set forth in Section 3.2 of the Credit Agreement are satisfied.

          Date:  _____________, 199___.

                                   Informix Software, Inc., a Delaware
                                   corporation


                                   By:                                      (4)
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------


------------------------
(4) Must be a Responsible Officer.

                                                                     EXHIBIT E-2

                                       FORM OF
                                  NOTICE OF ISSUANCE

TO:  BANKBOSTON, N.A, as Agent and L/C Issuer
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent and L/C Issuer
     100 Federal Street MS 50-04-01
     Boston, Massachusetts 02110

     Attn:  Letter of Credit Department

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "BORROWER"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER ") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Pursuant to Article 2 of the Credit Agreement:

          1. The Borrower hereby requests the L/C Issuer to issue a Letter of Credit (the "LETTER OF CREDIT") as follows:

               a.   Date of issuance: _________, 199___;

               b.   Face amount:  $___________;

               c.   Purpose and circumstances of the Letter of Credit:
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
; and

               d.   Expiry date:  __________________________.

          2.   The Borrower hereby represents and warrants as follows:

               (a)  All of the representations and warranties contained in
Article 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of this date (except to the extent that such representations and warranties expressly were made only as of a specific date);

               (b) No Default or Event of Default exists or would result from the issuance of the Letter of Credit; and

               (c) All other conditions to the issuance of the Letter of Credit set forth in Sections 2.2 and 3.2 of the Credit Agreement are satisfied.

          Date:  _____________, 199___.

                                   Informix Software, Inc., a Delaware
                                   corporation


                                   By:                                    (1)
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


--------------------------
(1) Must be a Responsible Officer.

                                                                   EXHIBIT E-3

                                       FORM OF
                          NOTICE OF CONTINUATION/CONVERSION

TO:  BANKBOSTON, N.A, as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "BORROWER"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Pursuant to Article 2 of the Credit Agreement:

          [FOR CONVERSION OF BASE RATE INTO LIBOR RATE]

          The Borrower hereby requests to convert $__________ of presently outstanding Base Rate Loans on ________, 199__ into LIBOR Rate Loans with an Interest Period of __________ expiring on ___________________, ___________.

                    [FOR CONVERSION OF LIBOR RATE INTO BASE RATE]

          The Borrower hereby requests to convert $____________ of presently outstanding LIBOR Rate Loans with an Interest Period of ________ expiring on _________, 199___ into Base Rate Loans.

                           [FOR CONTINUATION OF LIBOR RATE]

The Borrower hereby requests to continue $__________________ of presently outstanding LIBOR Rate Loans with an Interest Period of ______________ expiring on _________, 199___ as LIBOR Rate Loans with an Interest Period of ________ expiring on _______, _______.

          Date:  ____________, 199___.

                              Informix Software, Inc., a Delaware
                              corporation


                              By:                                         (1)
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


--------------------------
(1) Must be a Responsible Officer.

                                                                   EXHIBIT E-7

                                       FORM OF
                            NOTICE OF RESPONSIBLE OFFICERS


TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___,1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "BORROWER"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          The Borrower hereby designates the following individuals as Responsible Officers, authorized to request and take other actions with respect to Loans and Letters of Credit on behalf of the Borrower and certifies that the signatures and telephone numbers of those individuals are as follows:

-------------------------------------------------------------------------------
     Name                 Office             Signature           Phone No.
-------------------------------------------------------------------------------
                         Chairman,
Robert Finocchio      President & CEO
-------------------------------------------------------------------------------
Jean-Yves Dexmier     Executive Vice
                      President & CFO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

          Each Lender Party is hereby authorized to rely on this Notice of Responsible Officers unless and until a new Notice of Responsible Officers is received by it, irrespective of whether any of the information set forth herein shall have become inaccurate or false. Additional persons may be designated as Responsible Officers, or the designation of any person may be revoked, at any time, by subsequent Notices of Responsible Officers signed by any person who purports to be a Senior Officer of the Borrower.

          The foregoing supersedes any Notice of Responsible Officers presently in effect under the Credit Agreement.

          Date:_________________, 199__.

                                   Informix Software, Inc., a Delaware
                                   corporation


                                   By:                                      (1)
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------


-----------------------
(1)  Must be a Senior Officer

                                                                   EXHIBIT F-1
                                       FORM OF
                               SECRETARY'S CERTIFICATE

TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     CLN Loan Dept. 01-08-04
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ____, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "COMPANY"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Pursuant to Schedule 3.1.2 to the Credit Agreement, the undersigned hereby certifies that he or she is the duly appointed, qualified and acting Secretary of the Company and hereby further certifies as follows:

          1. Attached as Appendix A is a true, correct and complete copy of the Bylaws of the Company, including all amendments, as in effect on the date hereof.

          2. Attached as Appendix B are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company with respect to the Loan Documents to which the Company is or will be a party. Such resolutions have not been modified or rescinded and remain in full force and effect as of the date hereof.

          3. The following are the names of, the offices held by, and the genuine signatures of, certain officers of the Company authorized to sign the Loan Documents to which the Company is a party for and on behalf of the Company:

         Name                 Office                    Signature
         ----                 ------                    ---------

___________________     ______________________      ____________________

___________________     ______________________      ____________________

          4. There have been no changes in the charter of the Company since the date of the certification thereof by the Secretary of State of its jurisdiction of incorporation, as it is being delivered to the Agent on the date hereof.

          Date:  December ____,  1997.


                                   ---------------------------------------
                                   Name:
                                        ----------------------------------

     The undersigned certifies that he or she is the duly appointed, qualified and acting Chief Executive Officer of the Company and further certifies that ______________________is the duly appointed, qualified and acting Secretary of the Company and that the signature set forth above is his or her genuine signature.

          Date:  December ___, 1997.


                                   ----------------------------------------
                                   Name:
                                        -----------------------------------

                                                                   EXHIBIT F-3

                                       FORM OF
                            OFFICERS' CLOSING CERTIFICATE

TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     100 Federal Street
     CLN Loan Dept. 01-08-04
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "COMPANY"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          Pursuant to Schedule 3.1.2. to the Credit Agreement, the undersigned hereby certify that they are the Chief Executive Officer and Chief Financial Officer, respectively, of the Company and hereby further certify as follows:

          1. We have carefully reviewed the terms of the Loan Documents to which the Company is a party and have made, or caused to be made, such review of the Company and its business affairs as we have considered necessary for the purposes of preparing this Certificate.

          2. We have carefully prepared and reviewed the contents of this Certificate and have conferred with counsel for the Company for the purpose of discussing the meaning of any provisions hereof that we desired to have clarified.

          3. All representations and warranties of the Company contained in the Loan Documents to which the Company is a party are true and correct in all material respects as of the date hereof as if made on such date (except for representations that are being made only as of a specific date, which are true and correct as of such date).

          4. No Default or Event of Default exists on and as of the date hereof or would result from the making of the Loans or the issuance of any Letters of Credit being issued on the Closing Date.

          5. All of the conditions precedent set forth in Sections 3.1 and 3.2 of the Credit Agreement have been satisfied, including without in any way limiting the foregoing, the Company hereby certifies that it has received all funds required to be received by it pursuant to Sections 3.1.12 and 3.1.13 of the Credit Agreement.

          6. The undersigned understand that the Agent and the Lenders are relying materially on the truth and accuracy of the foregoing in connection with the extension of credit to the Company under the Credit Agreement.


          Date:____________________, 199__.


                                   -----------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------


                                   -----------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

                                                                    EXHIBIT F-5

                                       FORM OF
                              BORROWING BASE CERTIFICATE

TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A., as Agent
     CLN Loan Dept. 01-08-04
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "COMPANY"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          This Borrowing Base Certificate is being delivered pursuant to
Section 5.1.4 of the Credit Agreement. The undersigned is the Chief Financial Officer, of the Company and hereby further certifies as of the date hereof, in his capacity as an officer of the Company, as follows:

ELIGIBLE DOMESTIC ACCOUNTS
A.   Aggregate amount of Domestic Accounts.

     1.   Previous Accounts Receivable Balance                     $___________
          as of _________ (date)
     2.   Plus:  Gross Sales for Current Month                     $___________
     3.   Plus: Other Debits to Accounts Receivable                $___________
     4.   Less: Collections for Current Month                      $___________
     5.   Less:  Credit Memos                                      $___________
     6.   Less:  Returns and Other Credits                         $___________
     7.   Current Accounts Receivable Balance
          as of _________ (date).  (Total of
          lines A.1-A.6)                                           $___________
B.   Ineligible Domestic Accounts - list each such                  ___________
     Account only once, in the first category in
     which it appears.
     1.   Accounts Receivable as to which full                     $___________
          payment has not been received within
          sixty (60) days of the due date.
     2.   Accounts Receivable as to which goods,                   $___________
          merchandise or other personal property
          or services have not been fully
          delivered or performed.
     3.   Accounts Receivable subject to defense,                  $___________
          offset, counterclaim or other right to
          avoid or reduce the liability by the
          account debtor or any other person
          obligated to make payment, to the
          extent there exists a colorable claim for
          such defense, offset, counterclaim or
          other right.
     4.   Accounts Receivable as to which the                      $___________
          account debtor or any other person
          obligated to make payment is insolvent,
          subject to bankruptcy or receivership
          proceedings, or has made an assignment
          for benefit of creditors.
     5.   Accounts Receivable as to which an                       $___________
          affiliate of the Borrower or the
          Borrower is the account debtor.
     6.   Accounts Receivable of any account                       $___________
          debtor as to which thirty percent (30%)
          are more than sixty (60) days past due.
     7.   Other Accounts Receivable deemed                         $___________
          ineligible by Agent.
     8.   Total ineligible Accounts Receivable                     $___________
          (An amount equal to the sum of
          line B.1-B.7)
C.   The aggregate amount of Eligible Domestic                     $___________
     Accounts (An amount equal to Line A.7 minus
     Line B.8).
D.   Eligible Domestic Accounts Borrowing Base                     $___________
     (An amount equal to 80% of Eligible Domestic
     Accounts).
ELIGIBLE FOREIGN ACCOUNTS
E.   Aggregate amount of Foreign Accounts.

     1.   Previous Accounts Receivable Balance                     $___________
          as of _________ (date).
     2.   Plus:  Gross Sales for Current Month                     $___________
     3.   Plus:  Other Debits to Accounts                          $___________
          Receivables
     4.   Less:  Collections for Current Month                     $___________
     5.   Less:  Credit Memos                                      $___________
     6.   Less:  Returns and Other Credits                         $___________
     7.   Current Accounts Receivable Balance                      $___________
          as of ________ (date).  (Total of                         ___________
          lines E.1-E.6)
F.   Ineligible Foreign Accounts - list each such
     Account only once, in the first category in
     which it appears.
     1.   Accounts Receivable as to which full                     $___________
          payment has not been received within
          sixty (60) days of the due date.
     2.   Accounts Receivable as to which goods,                   $___________
          merchandise or other personal property
          or services have not been fully
          delivered or performed.
     3.   Accounts Receivable subject to defense,                  $___________
          offset, counterclaim or other right to
          avoid or reduce the liability by the
          account debtor or any other person
          obligated to make payment, to the
          extent there exists a colorable claim
          for such defense, offset, counterclaim
          or other right.

     4.   Accounts Receivable as to which the                      $___________
          account debtor or any other person
          obligated to make payment is insolvent,
          subject to bankruptcy or receivership
          proceedings, or has made an assignment
          for benefit of creditors.
     5.   Accounts Receivable as to which an                       $___________
          affiliate of the Borrower or the
          Borrower is the account debtor.
     6.   Accounts Receivable of any account                       $___________
          debtor as to which thirty percent (30%)
          are more than sixty (60) days past due.
     7.   Other Accounts Receivable deemed                         $___________
          ineligible by Agent.
     8.   Total ineligible Accounts Receivable                     $___________
          (An amount equal to the sum of
          Lines F.1-F.7).
G.   The aggregate amount of Borrower's Eligible                   $___________
     Foreign Accounts (An amount equal to
     Line E.7 minus Line F.8).
H.   Eligible Foreign Accounts Borrowing Base                      $___________
     (An amount equal to 50% of Eligible Foreign
     Accounts).
I.   Total Eligible Borrowing Base (An amount                      $___________
     equal to the sum of Line D plus Line H).
(i) Total Eligible Domestic Receivables as of ________ [end of previous calendar month]: ___ x .80 = ___.

(ii) Total Eligible Foreign Receivables as of ________ [end of previous calendar month]: ___ x .50 = ___
                                        TOTAL BORROWING BASE:__________

[KATIE: IS I(i) AND (ii) NECESSARY--ISN'T "I" THE TOTAL BORROWING BASE?]

Said claims, accounts, money, merchandise and security are assigned as collateral security for indebtedness and liabilities of the undersigned to Lenders as more fully provided in the Credit Agreement and with and subject to all the covenants, terms, and provisions thereof.

                                   INFORMIX SOFTWARE, INC.

                                   By:
                                      -------------------------------------
                                   Printed Name:
                                                 --------------------------
                                   Title:
                                         ----------------------------------

                                                                     EXHIBIT F-6

                                       FORM OF
                                COMPLIANCE CERTIFICATE

TO:  BANKBOSTON, N.A., as Agent
     435 Tasso Street, Suite 250
     Palo Alto, California 94301

     BANKBOSTON, N.A, as Agent
     CLN Loan Dept. 01-08-04
     100 Federal Street
     Boston, Massachusetts 02110

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December __ , 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT") by and among Informix Software, Inc., a Delaware corporation (the "COMPANY"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          This Compliance Certificate is being delivered pursuant to
Section 5.1.3 of the Credit Agreement and relates to certain financial statements of the Company (the "FINANCIAL STATEMENTS") as of and for periods ended ________________ (the "FINANCIAL STATEMENT DATE"). The undersigned is the Chief Financial Officer (the "CFO") of the Company and hereby further certifies as of the date hereof, in his capacity as an officer of the Company, as follows:

          1. I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and the Consolidated Subsidiaries for the accounting period covered by the Financial Statements.

          2. The figure set forth in Schedule A hereto for determining compliance by the Company with the financial covenants contained in the Credit Agreement hereto are true and complete as of the date hereof and, after due inquiry of the Company's environmental consultants and the appropriate Company personnel, the Company and its Subsidiaries remain in full compliance with the provisions of Section 5.1.3 of the Credit Agreement.

          3. The activities of the Company and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the CFO or by employees or agents under the CFO's immediate supervision. Based on such review, to the best knowledge and belief of the undersigned CFO, and as of the date of this Report, no Default has occurred.

     WITNESS my hand this ______ day of ____________, 19__.


                              Informix Software, Inc.


                              By:
                                 -------------------------------------------
                              Printed Name:
                                           ---------------------------------
                              Title:
                                    ----------------------------------------

                                      SCHEDULE A

                              TO COMPLIANCE CERTIFICATE

---------------------------
QUICK RATIO (SECTION 6.5.1)
---------------------------

REQUIRED: RATIO NOT TO BE LESS THAN 1.25:1.00 FOR EACH QUARTER ENDED
      DECEMBER 31, 1997 AND THEREAFTER

ACTUAL:

     (i)   AGGREGATE OF CASH                                         $_________

    (ii)   AGGREGATE OF ACCOUNTS RECEIVABLE                          $_________
           (net of any reserves required pursuant to GAAP)

   (iii)   Line (i) plus Line (ii)                                   $_________

    (iv)   AGGREGATE OF CURRENT LIABILITIES                          $_________
           (including all Borrowings under the Credit Agreement)

     (v)   AGGREGATE OF DEFERRED AND UNEARNED REVENUES               $_________

    (vi)   Line (iv) minus Line (v)                                  $_________

   (vii)   QUICK RATIO:  Line (iii) divided by Line (vi)             $_________

MINIMUM QUARTERLY REVENUE (SECTION 6.5.2)

REQUIRED:

     (i)   FISCAL QUARTER ENDING ON DECEMBER 31, 1997               $150,000,000

    (ii)   FISCAL QUARTER ENDING ON MARCH 31, 1998                  $150,000,000

   (iii)   FISCAL QUARTER ENDING ON JUNE 30, 1998                   $150,000,000

    (iv)   FISCAL QUARTER ENDING ON SEPTEMBER 30, 1998              $160,000,000
           AND EACH FISCAL QUARTER THEREAFTER

ACTUAL:

     (i)   AGGREGATE REVENUE FOR SUCH                               $_________
           FISCAL QUARTER

    (ii)   AGGREGATE RESTATED REVENUE                               $_________
           FOR SUCH FISCAL QUARTER

   (iii)   Line (ii) minus Line (ii)                                $_________

OPERATING PROFITABILITY (LOSS) (SECTION 6.5.3)

REQUIRED:

     (i)   FISCAL QUARTER ENDING ON DECEMBER 31, 1997              ($10,000,000)

    (ii)   FISCAL QUARTER ENDING ON MARCH 31, 1998                 ($10,000,000)

   (iii)   FISCAL QUARTER ENDING ON JUNE 30, 1998                   $10,000,000

    (iv)   FISCAL QUARTER ENDING ON SEPTEMBER 30, 1998              $15,000,000
           AND EACH FISCAL QUARTER THEREAFTER

ACTUAL:

     (i)   NET INCOME FOR SUCH FISCAL QUARTER                       $_________

    (ii)   INTEREST EXPENSE FOR SUCH FISCAL QUARTER                 $_________

   (iii)   TAXES MEASURED BY INCOME FOR SUCH                        $_________
           FISCAL QUARTER

    (iv)   EXTRAORDINARY LOSSES FOR SUCH FISCAL QUARTER             $_________

     (v)   EXTRAORDINARY GAINS FOR SUCH FISCAL QUARTER              $_________

    (vi)   DEPRECIATION AND AMORTIZATION EXPENSE                    $_________
           FOR SUCH FISCAL QUARTER

   (vii)   Line (i) plus Line (ii) plus Line (iii) plus Line
           (iv) plus Line (vi) minus Line (v)                       $_________

MINIMUM OPERATING CASH FLOW (SECTION 6.5.4)

REQUIRED: IN EXCESS OF $1.00 BEGINNING WITH THE FISCAL QUARTER ENDING ON JUNE 30, 1998.

ACTUAL:

     (i)   OPERATING INCOME FOR SUCH FISCAL QUARTER                 $_________

    (ii)   RESTATED REVENUE                                         $_________
           (to the extent related cash was collected in prior Fiscal Quarters)

   (iii)   CAPITALIZED SOFTWARE COSTS FOR SUCH                      $_________
           FISCAL QUARTER

    (iv)   CAPITAL EXPENDITURES FOR SUCH FISCAL QUARTER             $_________

     (v)   CASH OUTLAYS ARISING FROM RESTRUCTURING                  $_________
           CHARGES TAKEN IN PRIOR FISCAL QUARTERS

    (vi)   DEPRECIATION AND AMORTIZATION EXPENSE                    $_________
           FOR SUCH FISCAL QUARTER

   (vii)   Line (i) plus Line (vi) minus (the sum of
           Line (iii) plus Line (iv) plus Line (v))                 $_________

INTEREST COVERAGE RATIO (SECTION 6.5.4)

REQUIRED: RATIO NOT TO BE LESS THAN 1.25:1.00 FOR EACH QUARTER ENDED
 JUNE 30, 1998 AND THEREAFTER

ACTUAL:

    (i)    OPERATING CASH FLOW FOR SUCH FISCAL                      $_________
           QUARTER

    (ii)   INTEREST EXPENSE FOR SUCH FISCAL QUARTER                 $_________

   (iii)   AMORTIZATION EXPENSE (INCLUDING CAPITAL                  $_________
           LEASES) FOR SUCH FISCAL QUARTER

   (vii)   Line (i) divided by (the sum of Line (ii) plus
           LINE (iii))                                              $_________

CAPITAL EXPENDITURES (SECTION 6.5.5)

REQUIRED:  NOT GREATER THAN $15,000,000 PLUS ANY CARRY FORWARD AMOUNT

ACTUAL:

(A)       CARRY FORWARD AMOUNT                                      $_________

(B)(i)    INVESTMENTS IN FIXED AND CAPITAL ASSETS
          (EXCLUDING CAPITALIZED SOFTWARE COSTS)                    $_________

(B)(ii)   CAPITALIZED LEASES                                        $_________

(B)(iii)  TOTAL CAPITAL EXPENDITURES [(B)(i) +(B)(ii)               $_________

                                                                     EXHIBIT G-1



                                  December 31, 1997


BANKBOSTON, N.A., as Agent
435 Tasso Street, Suite 250
Palo Alto, California 94301

     Re: Informix Software, Inc. -- Senior Secured Credit Agreement dated as of December 31, 1997

Ladies and Gentlemen:

     We have acted as counsel to Informix Software, Inc., a Delaware corporation (the "Borrower") and Informix Corporation, a Delaware corporation ("Informix") that owns 100% of the issued and outstanding capital stock of the Borrower, in connection with:

          (i) the Senior Secured Credit Agreement dated as of December 31, 1997 (the "Credit Agreement") by and among the Borrower, BankBoston, N.A., a national banking association ("BankBoston"), as agent (in such capacity, the "Agent") for the banks and other institutions that either now or in the future are parties to the Credit Agreement (the "Lenders"), BankBoston in its capacity as L/C Issuer (in such capacity, the "L/C Issuer"), Canadian Imperial Bank of Commerce in its capacity as syndication agent (the "Syndication Agent"), and the Lenders;

          (ii) the Revolving Loan Notes dated December 31, 1997 made by the Borrower payable to the order of the respective Lenders named therein (collectively, the "Revolving Notes");

          (iii) the Pledge and Security Agreement dated as of December 31 1997 (the "Pledge and Security Agreement") by and between the Borrower and the Agent;

          (iv) the Pledge Agreement dated as of December 31, 1997 (the "Informix Pledge Agreement") by and between Informix and the Agent;

          (v) the Continuing Guaranty dated as of December 31, 1997 (the "Guaranty") executed by Informix;

          (vi) the financing statement dated December 31, 1997 on Form UCC-1 in the form attached as Exhibit A hereto (the "'Financing Statement"); and

          (vii) the Notice of Security Interest in Patents and Trademarks dated December 31, 1997 (the "Patent and Trademark Notice") and the Notice of Security Interest in Copyrights dated December 31, 1997 (the "Copyright Notice").

     Each initially capitalized term used and not defined herein shall have the meaning assigned to that term in the Credit Agreement or, if no meaning is assigned therein, in the Pledge and Security Agreement. The Collateral (as defined in the Pledge and Security Agreement) is collectively referred to herein as the "Personal Property Collateral." The "Intellectual Property Collateral" shall mean any portion of the Collateral (as defined in the Pledge and Security Agreement) that consists of Trademarks, patents or copyrights. The Pledged Stock (as defined in the Pledge and Security Agreement and the Informix Pledge Agreement) is herein referred to collectively as the "Shares." The Credit Agreement, the Revolving Notes, the Pledge and Security Agreement, the Informix Pledge Agreement, the Guaranty, the Patent and Trademark Notice and the Copyright Notice are collectively referred to as the "Loan Documents." The Uniform Commercial Code -- Secured Transactions and the Uniform Commercial Code -- Investment Securities as enacted and in effect in the State of California are collectively referred to herein as the "California Code."

     In addition to examining executed originals or copies of the Loan Documents and the Financing Statement, we have examined executed originals, conformed copies or copies of the following:

     (1) Records of proceedings of the Board of Directors of the Borrower and Informix by which resolutions were adopted relating to matters covered by this opinion.

     (2) A certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Informix in the State of Delaware; a certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Illustra Information Technologies, Inc. in the State of Delaware; a certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Informix Credit Company in the State of Delaware; a certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Informix International, Inc. in the State of Delaware; a certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Informix Software, Inc. in the State of Delaware; and a certificate of the Secretary of State of the State of Delaware dated December 24, 1997, with respect to the good standing of Picasso Systems, Inc. in the State of Delaware.

     (3) A certificate of the Secretary of State of the State of California, dated December 24, 1997, as to the good standing of the Borrower as a foreign corporation in the State of California; and a tax status certificate from the Franchise Tax Board of the State of California, dated December 24, 1997, as to the tax standing of the Borrower in the State of California. A certificate of the Secretary of State of the State of California dated December 24, 1997, with respect to the good standing of Stanford Technology Group, Inc.; and a tax status certificate from the Franchise Tax Board of the State of California, dated December 24, 1997, as to the tax standing of Stanford Technology Group, Inc. in the State of California. A certificate of the Secretary of State of the State of California dated December 24, 1997, with respect to the good standing of Centerview Software, Inc.; and a tax status certificate from the Franchise Tax Board of the State of California, dated December 24, 1997, as to the tax standing of Centerview Software, Inc. in to State of California.

     (4) Certificates of officers of the Borrower and Informix as to certain factual matters establishing a predicate for the opinions rendered herein.

     (5)   Each of the "Reviewed Agreements" referenced on Exhibit B hereto.

     In addition, we have examined and relied upon such corporate records of the Borrower and Informix as we have deemed necessary or appropriate for the purposes of the opinions expressed below. We have also relied upon and obtained from public officials and officers and representatives of the Borrower and Informix such other certificates and assurances as we consider necessary for the purpose of rendering this opinion.

     We have assumed with your permission that:

           (a) The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Borrower and Informix are accurate and complete.

           (b) Except as disclosed to us, that there are no agreements or understandings between or among the Borrower, Informix, the Lenders, the Agent or third parties that would expand, modify or otherwise affect the terms of the Loan Documents or the respective rights or obligations of the parties thereunder and that the Loan Documents correctly and completely set forth the intent of all parties thereto.

           (c) That all parties to the Loan Documents (other than the Borrower and Informix) have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

           (d) That the Loan Documents to which the Agent and each Lender is contemplated to be a party have been duly authorized, executed and delivered by such person and that each such person has full power, authority and legal right to enter into and perform the terms and conditions of the Loan Documents to be performed by each such Person and that each Loan Document to which such Person is a party constitutes a legal, valid and binding obligation of such person, enforceable against it in accordance with its terms.

           (e) Each Lender is a (i) national bank (ii) California bank, (iii) foreign (other state) bank, or (iv) foreign (other nation) bank that has assets at least equal to $100 million, is licensed to maintain an office in California, is licensed or otherwise authorized by another state to maintain an agency or branch office in that state, or maintains a federal agency or federal branch in any state.

           (f) With respect to certain matters of fact, that the representations and warranties of the Borrower and Informix set forth in the Loan Documents to which each is a party, the certificates of certain officers of the Borrower and Informix delivered to you in connection with the transactions contemplated by the Credit Agreement and the certificates of certain officers of the Borrower and Informix referred to in paragraph (4) above are true and correct.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar wording with respect to matters of fact means that during the course of our representation of the Borrower and Informix no information has come to the attention of the attorneys of our firm involved in representation of the Borrower and Informix which would give them reason to believe that the facts are inaccurate; HOWEVER, except to the extent expressly set forth herein, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Borrower or Informix. Specifically, in rendering the opinion set forth in paragraph 14 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

     Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

           1. The Borrower has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation under the laws of the State of California and has all requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement, the Revolving Notes and the Pledge and Security Agreement, and to own its properties, including, without limitation, the Personal Property Collateral, the Intellectual Property Collateral and the shares owned by it.

           2. Each of Informix, Illustra Information Technologies, Inc., Informix Credit Company, Informix International, Inc., Informix Software, Inc., and Picasso Systems, Inc. have been duly incorporated and each is a validly existing corporation in good standing under the laws of the State of Delaware. Informix has all requisite power and authority to execute, deliver and perform its respective obligations under the Informix Pledge Agreement and the Guaranty and to own its properties. Each of Centerview Software, Inc. and Stanford Technology Group, Inc. have been duly incorporated and each is a validly existing corporation in good standing under the laws of the State of California.

           3. The execution and delivery of the Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement by the Borrower and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of the Borrower.

           4. The execution and delivery of the Informix Pledge Agreement and the Guaranty by Informix and the performance of its respective obligations thereunder have been duly authorized by all necessary corporate action of Informix.

           5. The Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement have each been duly executed and delivered by the Borrower.

           6. The Informix Pledge Agreement and the Guaranty have been duly executed and delivered by Informix.

           7. Each of the Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

           8. Each of the Informix Pledge Agreement and the Guaranty constitutes a legal, valid and binding obligation of Informix, enforceable against Informix in accordance with its terms.

           9. A valid security interest in favor of the Agent has been granted by the Borrower in the Collateral, to the extent a security interest can be created therein under the California Code. Upon the filing of the Financing Statement with the California Secretary of State, the security interest in the interests of the Borrower in the Personal Property described in both the Pledge and Security Agreement and the Financing Statement will be perfected to the extent security interests therein can be perfected by filing in California of UCC-1 Financing Statements under the California Code. A valid and perfected security interest has been created in favor of the Agent by the Borrower and Informix, respectively, in the Shares (which are in existence on the date of the Pledge Agreement) described in the Pledge and Security Agreement and the Informix Pledge Agreement, respectively, to the extent the certificates representing such Shares endorsed in blank have been delivered to the Agent in the State of California in accordance with the provisions of the Pledge and Security Agreement and the Informix Pledge Agreement, respectively.

           10. The execution and delivery of the Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement by the Borrower and the performance of its obligations thereunder do not result in a breach, or violation of or Regulations G, U, T and X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System).

           11. The Borrower is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

           12. The execution, delivery and performance by the Borrower of the Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement do not and will not (a) violate or conflict with the charter or bylaws of the Borrower, or, to our knowledge, any order, judgment or decree of any court or other agency of government binding on the Borrower; (b) conflict in any material respect with, result in a material breach of or constitute a material default under any Reviewed Agreements; or (c) result in or require the creation or imposition of any Lien upon any of the Borrower's assets under any Reviewed Borrower Agreement, other than Permitted Liens. The execution and delivery by the Borrower of the Credit Agreement, the Revolving Notes, and the Pledge and Security Agreement, the creation of the security interests on the Closing Date, and the incurrence and repayment of Debt by the Borrower pursuant to the Loan Documents and the consummation of the transactions which are contemplated by the Credit Agreement to be consummated by the Borrower on the

     Closing Date do not violate any state or federal law or regulation applicable to the Borrower, or require any authorization, consent, waiver or approval of any federal, state governmental authority or regulatory body, except for filings and recordings required for the perfection of Liens and filings and authorizations as may be required under any securities or Blue Sky laws and such authorizations, consents, waivers or approvals, the failure to make or obtain which would not have a Material Adverse Effect on the Borrower and its subsidiaries, taken as a whole or on its ability to perform its obligations under the Loan Documents, taken as a whole.

           13. The execution, delivery and performance by Informix of the Informix Pledge Agreement and the Guaranty do not and will not (a) violate or conflict with the charter or bylaws of Informix, or to our knowledge any order, judgment or decree of any court or other agency of government binding on Informix; (b) conflict with, result in a material breach of or constitute a material default under any Reviewed Agreements; or (c) result in or require the creation or imposition of any Lien upon any of Informix's assets under any Reviewed Guarantor Agreement, other than Permitted Liens. The execution and delivery by Informix of the Guaranty and the Informix Pledge Agreement do not violate any state and federal law or regulation applicable to Informix, or require any authorization, consent, waiver or approval of any federal or state governmental authority or regulatory body, except for filings and filings and recordings required for the perfection of Liens and such authorizations, consents, waivers or approvals the failure to make or obtain which would not have a Material Adverse Effect on the Borrower and its subsidiaries taken as a whole, or on Informix's ability to perform its obligations under the Loan Documents, taken as a whole.

           14. To our knowledge, except as disclosed in Schedule 4.6 of the Credit Agreement, there is no action, suit or proceeding pending or threatened against the Borrower or Informix of the nature described in
     Section 4.6 of the Credit Agreement or in which an injunction or order has been entered preventing or adversely affecting the making of the Loans, the granting of the Liens under the Collateral Documents.

     The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

     (A) We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware.

     (B) We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

     (C) We express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (ii) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party to the Loan Documents other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Loan Documents or which otherwise violate applicable laws, (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Loan Documents permit such action, (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law, and (v) the enforceability of any provision authorizing the exercise of any self help, summary or unilateral remedy without reasonable notice and opportunity to cure.

     (D) We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Loan Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy,
(ii) any provision of any Loan Documents insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions regarding any party's ability to collect attorneys' fees and costs in an action involving the Loan Documents, if the party is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorney's fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), or (iv) any provisions of any Loan Documents imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy.

     (E) We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Loan Documents) relating to the rights of the Borrower and Informix or duties owing to them existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, or (iii) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period.

     (F) We express no opinion as to any provision of the Loan Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     (G) We express no opinion as to the applicability or effect of compliance or noncompliance by the Agent or any Lender with any state, federal or other laws applicable to the Agent or any Lender or to the transactions contemplated by the Loan Documents because of the nature of its business, including its legal or regulatory status.

     (H) We express no opinion regarding compliance or non-compliance (or the effect thereof) with applicable anti-fraud provisions of federal or state securities laws, or with respect to the "Blue Sky" laws of any state other than the State of California.

     (I) Our opinions set forth in paragraphs 1 and 2 as to valid existence and good standing of the Borrower, Informix and the other entities listed therein are based solely on the certificates referenced in paragraphs (2) and
(3) above (copies of which have been furnished to you).

     (J) Our opinions in second sentence of each of paragraphs 12 and 13 above are intended to express our opinion that the execution, delivery and performance by the Borrower and Informix, respectively, of the Loan Documents are neither prohibited by, not do they subject the Borrower or Informix to a fine, penalty or similar sanction that would be materially adverse to the Borrower and Informix under the Delaware General Corporation Law or any law, rule, regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing commercial law in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Borrower or Informix, as applicable, and the transactions contemplated by the Loan Documents; accordingly, our opinions set forth above in the second sentence of each of Paragraphs 12 and 13 are limited by the foregoing.

     (K) Our opinions in paragraphs 10 and 11 above are based solely on the certificates referenced in paragraph (4) above.

     (L) We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of any Loan Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     (M)   We express no opinion as to the effect of California Code
Sections 9501 through 9508, which, INTER ALIA, impose procedural limitations on the exercise of remedies by a secured creditor.

     (N) Except as expressly stated in paragraph 9 above, we express no opinion as to the creation, attachment, validity, enforceability, perfection or priority of a security interest in any item of collateral or the necessity of making any filings or taking any other action in connection therewith.

     (O) We express no opinion as to the effect on a secured creditor's ability to realize on collateral of marshaling, substitution of collateral, or similar doctrines or laws.

     (P) We express no opinion as to the enforceability or perfection of any security interest in collateral consisting of after-acquired property, except to the extent such property is properly classified in a category specifically referred to in the grant clause of the applicable security agreement and on the relevant financing statements.

     (Q) We express no opinion as to any matter concerning perfection or continuation of a security interest in, or the ability of the Agent or any Lender to realize upon, (i) collateral located, or deemed located, in any jurisdiction other than the State of California and (ii) collateral moved outside the State of California at any time.

     (R) We express no opinion as to the effect of any provision of any Loan Document purporting to relieve a secured party of any duty it may have to preserve the value of collateral in its possession (SEE California Code
Section 9207; SEE, ALSO, CITIBANK, N.A. V. DATA LEASE FINANCIAL CORPORATION, 828 F.2d 686 (11th Cir. 1987)).

     (S) We express no opinion as to the effect of laws and judicial decisions (i) which exonerate a surety, if the Agent or a Lender exercises remedies for default that impair the subrogation rights of the surety against the principal, or otherwise take an action which materially prejudices the surety, without obtaining consent of the surety, (ii) relating to waivers or subordination by a surety of its subrogation rights against the principal, its contribution rights or other common law and statutory protection of a surety, or
(iii) which limit the liability of the surety to an amount no greater than the liability of the principal.

     (T) We express no opinion as to the enforceability or legal effect of any provision of any Loan Document purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

     (U) This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on any Lender's rights under the Loan Documents of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

     This opinion is rendered to the Agent, the L/C Issuer, the Syndication Agent and the Lenders in connection with the Loan Documents and may not be relied upon by any person other than the Agent, the L/C Issuer, the Syndication Agent, the Lenders and their respective counsel, provided however, that the Agent, the L/C Issuer, the Syndication Agent and the Lenders may provide this opinion (a) to bank examiners and other regulatory authorities should they so request or in connection with their normal examinations, (b) to the independent auditors of the Agent, the L/C Issuer, the Syndication Agent and the Lenders,
(c) pursuant to order or legal process of any court or governmental agency, (d) in connection with any legal action to which the Agent, the L/C Issuer, the Syndication Agent or any Lender is a party arising out of the transactions contemplated by the Loan Documents, or (e) the proposed assignee of or participant in the interest of the Agent, the L/C Issuer, the Syndication Agent or any Lender under the Loan Documents.

                         Very truly yours,
                         WILSON SONSINI GOODRICH & ROSATI
                         Professional Corporation

                                                                     EXHIBIT H
                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE

                         Dated _______________, 199___

          Reference is hereby made to the Senior Secured Credit Agreement, dated as of December ___, 1997, as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time (as so modified, the "CREDIT AGREEMENT"), by and among Informix Software, Inc., a Delaware corporation (the "COMPANY"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "LENDERS"), BankBoston, N.A., a national banking association, in its capacity as the L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C ISSUER ") and BankBoston, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "AGENT"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

          ____________________ (the "ASSIGNOR") and
_____________________________ (the "ASSIGNEE") agree as follows:

          1. Subject to Section 3 below, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Commitment as is in effect on the Effective Date and the Revolving Loans owing to the Assignor on the Effective Date and the Revolving Loan Notes held by the Assignor and the Assignor's participation in Letter of Credit Liability on the Effective Date.

          2. The Assignor (a) represents and warrants that, as of the date hereof, its Revolving Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto and (e) attaches the Revolving Loan Notes referred to in paragraph 1 above and requests that the Agent exchange such notes for new Revolving Loan Notes as follows: [a Revolving Loan Note, dated ______________, 199__ in the principal amounts of $___________, payable to the Assignor or its registered assigns, and] a Revolving Loan Note, dated ______________,
199__ in the principal amount of $_____________   payable to the Assignee or its
registered assigns.

          3. The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.1 of the Credit Agreement or delivered pursuant to Section 5.1 thereof prior to the date hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents; (c) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender; and (e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

          4. The effective date of this Assignment and Acceptance shall be _____________ or the date on which the Agent accepts this Assignment and Acceptance in its discretion, whichever is later (the "EFFECTIVE DATE").(1) Following the execution of this Assignment and Acceptance it will be delivered to the Agent for acceptance and recording by the Agent, if the Agent accepts such Assignment and Acceptance in its discretion. If the Agent shall fail to accept this Assignment and Acceptance prior to the expiration of days after the date hereof, this Assignment and Acceptance shall be without force and effect for any purpose, and the Assignor shall remain the owner of the interest in the Assignor's rights and obligations under the Loan Documents otherwise sold hereby.

          5. Upon acceptance and recording by the Agent, if any, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

          6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including all payments of principal, interest and Fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the

-------------------
(1) Such date shall be at least 5 Business Days after the execution of this Assignment and Acceptance.

Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA.

                                   [NAME OF ASSIGNOR]


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------
                                   After the Effective Date:
                                   Commitment: $

                                   [NAME OF ASSIGNEE]


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------
                                   Notice Address:
                                   After the Effective Date:
                                   Commitment: $
Accepted this _____ day of
_______________, 199___

BANKBOSTON, N.A., a national
banking association, as Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------


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